As filed with the Securities and Exchange Commission on May 15, 2012
Registration No. 333-180911

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FARMERS CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

Kentucky	6022	61-1017851
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

P.O. Box 309
202 W. Main St.
Frankfort, KY  40602
(502) 227-1668
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lloyd C. Hillard, Jr., President and CEO
Farmers Capital Bank Corporation
P.O. Box 309
202 W. Main St.
Frankfort, KY 40602
(502) 227-1614
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. David Smith, Jr., Esq.
Richard H. Mains, Esq.
Stoll Keenon Ogden PLLC
300 West Vine Street, Suite 2100
Lexington, Kentucky 40507
(859) 231-3000

Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [   ]                                                                                                Accelerated Filer [   ]

Non-accelerated filer [X]                                                                                     Smaller reporting company [   ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value	30,000	$1,000(1)(2)	$30,000,000	$3,438.00
Warrant to Purchase Common Stock, par value $0.125 per share, and underlying shares of Common Stock	223,992(3)	$20.09(1)(4)	$ 4,499,999	$ 515.70
Total			$34,499,999	$3,953.70
(1)	Estimated in accordance with Rule 457(a). All registration fees previously paid.
(2)
Represents the liquidation preference amount per share of the preferred stock being registered for resale, which registrant sold to the United States Department of the Treasury (“Treasury”) pursuant to the Treasury’s Troubled Asset Relief Program Capital Purchase Program (“TARP CPP”).

(3)
In addition, there are being registered hereunder (a) a Warrant (“Warrant”) for the purchase of 223,992 shares of common stock with an initial per share exercise price of $20.09 per share, (b) the 223,992 shares of common stock issuable upon exercise of such Warrant and (c) such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of stock splits, stock dividends and certain anti-dilution provisions set forth in such Warrant, which shares of common stock are registered hereunder pursuant to Rule 416.

(4)
Represents the exercise price applicable to each share of common stock for which the Warrant may be exercised. Calculated in accordance with Rules 457(c) and (i) with respect to the per share exercise price under the Warrant of $20.09.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed.  Neither we nor the selling shareholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion,  Dated May 15, 2012

PROSPECTUS SUPPLEMENT
(To Prospectus Dated                , 2012)

30,000 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A
Liquidation Preference Amount $1,000 Per Share

This prospectus supplement relates to the offer and sale of 30,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value (the “Preferred Shares”), liquidation preference amount $1,000 per share, by the United States Department of the Treasury (“Treasury”). We issued the Preferred Shares to Treasury on January 9, 2009 as part of Treasury’s Troubled Asset Relief Program Capital Purchase Program (the “CPP”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury.

Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15.  The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us.  As of the date of this prospectus supplement, we have paid in full all of our quarterly dividend obligations on the Preferred Shares.  However, we may not pay dividends on the Preferred Shares without prior regulatory approval.  We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for cash, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends to but excluding the date of redemption.

The Preferred Shares will not be listed for trading on any stock exchange or available for quotation on any national quotation system.

The public offering price and the allocation of the Preferred Shares in this offering will be determined by an auction process.  During the auction period, potential bidders will be able to place bids to purchase Preferred Shares at any price (such bid price to be in increments of $0.01).  However, the minimum size for any bid will be one Preferred Share.  If Treasury decides to sell any of the offered Preferred Shares, the public offering price of such Preferred Shares will equal the clearing price set in the auction plus accrued dividends thereon.  The clearing price will be equal to the highest price in the auction for which the quantity of all bids at or above such price equals the number of Preferred Shares that Treasury elects to sell.  In certain cases, the bids of bidders may be pro-rated.  Even if bids are received for all of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares, regardless of the clearing price set in the auction process.  The method for submitting bids and a more detailed description of this auction process are described in “Auction Process” beginning on page S-32 of this prospectus supplement.

Investing in the Preferred Shares involves risks.  You should read the “Risk Factors” section beginning on page S-8 of this prospectus supplement and page 3 of the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011 before making a decision to invest in the Preferred Shares.

	Per Share	Total
Public offering price(1)	$	$
Underwriting discounts and commissions to be paid by Treasury(2)	$	$
Proceeds to Treasury(1)	$	$

(1)	Plus accrued dividends from and including , 2012.
(2)
Treasury has agreed to pay all underwriting discounts and commissions and transfer taxes.  We have agreed to pay all transaction fees, if any, applicable to the sale of the Preferred Shares and certain fees and disbursements of counsel for Treasury incurred in connection with this offering.

        None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve”), any state or other securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Preferred Shares are not savings accounts, deposits or other obligations of any bank, thrift or other depositary institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

The underwriters expect to deliver the Preferred Shares in book-entry form through the facilities of The Depository Trust Company and its participants against payment on or about            , 2012.

Joint Book-Running Managers

Co-Managers

The date of this prospectus supplement is           , 2012.

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-ii
WHERE YOU CAN FIND MORE INFORMATION	S-iii
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	S-iv
SUMMARY	S-1
RISK FACTORS	S-8
USE OF PROCEEDS	S-24
RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS	S-24
DESCRIPTION OF PREFERRED SHARES	S-25
AUCTION PROCESS	S-32
SELLING SHAREHOLDER	S-38
U.S. FEDERAL INCOME TAX CONSEQUENCES	S-40
UNDERWRITING	S-45
LEGAL MATTERS	S-48
EXPERTS	S-48

Prospectus

ABOUT THIS PROSPECTUS	ii
FORWARD-LOOKING STATEMENTS	ii
WHERE YOU CAN FIND MORE INFORMATION	iii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	iv
PROSPECTUS SUMMARY	1
RISK FACTORS	3
USE OF PROCEEDS	3
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS	3
DESCRIPTION OF SERIES A PREFERRED STOCK	4
DESCRIPTION OF WARRANT TO PURCHASE COMMON STOCK	8
DESCRIPTION OF COMMON STOCK	10
MATERIAL PROVISIONS OF OUR ARTICLES OF INCORPORATION, BYLAWS AND
KENTUCKY LAW	11
PLAN OF DISTRIBUTION	14
SELLING SECURITYHOLDERS	16
LEGAL MATTERS	16
EXPERTS	16

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

   You should read this prospectus supplement, the accompanying prospectus and the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before you make a decision to invest in the Preferred Shares.  In particular, you should review the information under the heading “Risk Factors” set forth on page S-8 of this prospectus supplement, the information set forth under the heading “Risk Factors” set forth on page 3 in the accompanying prospectus and the information under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein.  You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC.  Neither we nor Treasury nor the underwriters are making an offer to sell the Preferred Shares in any manner in which, or in any jurisdiction where, the offer or sale thereof is not permitted.  We have not authorized any person to provide you with different or additional information.  If any person provides you with different or additional information, you should not rely on it.  You should assume that the information in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of its date or the date which is specified in those documents.  Our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects may have changed since any such date.

    In this prospectus supplement, we frequently use the terms “we,” “our” and “us” to refer to Farmers Capital Bank Corporation (the “Company”) and its subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains, and the accompanying prospectus and documents incorporated by reference herein or therein may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements in this prospectus supplement, and the accompanying prospectus and documents incorporated by reference herein or therein, that are not statements of historical fact are forward-looking statements. In general, forward-looking statements relate to a discussion of future financial results or projections, future economic performance, future operational plans and objectives, and statements regarding the underlying assumptions of such statements. Although we believe that the assumptions underlying the forward-looking statements contained herein or therein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included herein or therein will prove to be accurate.

Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. In addition to the risks described in this prospectus supplement and the accompanying prospectus under the heading “Risk Factors”, factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to:

•	economic conditions (both generally and more specifically in the markets in which we operate) and lower interest margins;
•	competition for our customers from other providers of financial services;
•	deposit outflows or reduced demand for financial services and loan products;
•	government legislation, regulation, and changes in monetary and fiscal policies (which changes from time to time and over which we have no control);
•	changes in interest rates;
•	changes in prepayment speeds of loans or investment securities;
•	inflation;
•	material unforeseen changes in the liquidity, results of operations, or financial condition of our customers;

S-ii

•	changes in the level of non-performing assets and charge-offs;
•	changes in the number of common shares outstanding;
•	our capability to successfully enter into a definitive agreement for and close anticipated transactions;
•	the possibility that acquired entities may not perform as well as expected;
•	unexpected claims or litigation against us;
•	technological or operational difficulties;
•	the impact of new accounting pronouncements and changes in policies and practices that may be adopted by regulatory agencies;
•	acts of war or terrorism;
•	the ability of the parent company to receive dividends from its subsidiaries;
•	the impact of larger or similar financial institutions encountering difficulties, which may adversely affect the banking industry or us;
•	our ability to maintain required capital levels and adequate funding sources and liquidity; and
•	other risks or uncertainties detailed in our filings with the SEC and incorporated herein by reference, all of which are difficult to predict and many of which are beyond our control.

Our forward-looking statements are based on information available at the time such statements are made. We expressly disclaim any intent or obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or other changes.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.farmerscapital.com. However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus supplement or the accompanying prospectus.  Written requests for copies of the documents we file with the SEC should be directed to P.O. Box 309, 202 W. Main St., Frankfort, KY 40602, Attention:  C. Douglas Carpenter; e-mail address: DCarpenter@farmerscapital.com.  Telephone requests for copies should be directed to (502) 227-1668.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-1 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-1 that may be obtained as described above. Statements contained in this prospectus supplement and the accompanying prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

S-iii

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. We incorporate by reference the following documents (other than information “furnished” rather than “filed” in accordance with SEC rules):

•	Our Annual Report on Form 10-K (File No. 000-14412) for the year ended December 31, 2011, filed with the SEC on March 7, 2012;

•	Our Quarterly Report on Form 10-Q (File No. 000-14412) for the quarter ended March 31, 2012, filed with the SEC on May 9, 2012;

•	Our Current Reports on Form 8-K (File No. 000-14412) filed with the SEC on March 7, 2012 and May 9, 2012; and

•	Our definitive Proxy Statement on Schedule 14A (File No. 000-14412) for our 2012 Annual Meeting of Shareholders filed with the SEC on April 2, 2012.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus. Requests should be directed to: P.O. Box 309, 202 W. Main St., Frankfort, KY 40602, Attention:  C. Douglas Carpenter; e-mail address: DCarpenter@farmerscapital.com.  Telephone requests for copies should be directed to (502) 227-1668.

The reports and other documents filed with the SEC and incorporated herein by reference may also be found on our Website at www.farmerscapital.com  under the “investor relations” tab and then the “SEC Filings” link.

S-iv

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information that you need to consider in making your investment decision to purchase the Preferred Shares.  You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference herein and therein, before deciding whether to invest in the Preferred Shares.  You should carefully consider the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein to determine whether an investment in the Preferred Shares is appropriate for you.

The Company

Farmers Capital Bank Corporation is a registered bank holding company headquartered in Frankfort, Kentucky.  Our operating subsidiaries provide a wide range of banking and bank-related services to customers at 36 banking locations in 23 communities throughout Central and Northern Kentucky.  Our bank subsidiaries are Farmers Bank & Capital Trust Company (Frankfort, Kentucky), United Bank & Trust Company (Versailles, Kentucky), First Citizens Bank (Elizabethtown, Kentucky) and Citizens Bank of Northern Kentucky, Inc. (Newport, Kentucky).  We also own FCB Services, Inc., a nonbank data processing subsidiary located in Frankfort, Kentucky, which provides services primarily to our bank subsidiaries.  Further, we own EKT Properties, Inc., which is involved in real estate management and liquidation for certain properties repossessed by our subsidiary banks.

As of March 31, 2012, we had total consolidated assets of approximately $1.89 billion, total loans net of unearned income of approximately $1.05 billion, total deposits of approximately $1.45 billion and total shareholders’ equity of approximately $160 million.

Our principal executive offices are located at 202 W. Main St., Frankfort, Kentucky  40602.  Our telephone number is (502) 227-1668.

The Offering

The following summary contains basic information about the Preferred Shares and the auction process and is not intended to be complete and does not contain all the information that is important to you.  For a more complete understanding of the Preferred Shares and the auction process, you should read the sections of this prospectus supplement entitled “Description of Preferred Shares” and “Auction Process” and any similar sections in the accompanying prospectus.

Issuer	Farmers Capital Bank Corporation

Preferred Shares Offered by Treasury
30,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value.  The number of Preferred Shares to be sold will depend on the number of bids received in the auction described below and whether Treasury decides to sell any Preferred Shares in the auction process.  See the section entitled “Auction Process” in this prospectus supplement.

Liquidation Preference
If we liquidate, dissolve or wind up (collectively, a “liquidation”), holders of the Preferred Shares will have the right to receive $1,000 per share, plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to, but not including, the date of payment, before any payments are made to holders of our common stock or any other capital stock that ranks, by its terms, junior as to rights upon liquidation to the Preferred Shares.

Dividends
Dividends on the Preferred Shares are payable quarterly in arrears on each February 15, May 15, August 15 and November 15.  The initial dividend rate is 5% per annum through February 14, 2014, and will increase to 9% per annum on and after February 15, 2014 if not otherwise redeemed earlier for cash by us.  As of the date of this prospectus supplement, we have paid in full all of our quarterly dividend obligations on the Preferred Shares.  However, we may not pay dividends on the Preferred Shares without prior regulatory approval.  Holders of Preferred Shares sold by Treasury in the auction, if any, that are record holders on the record date for the August 15, 2012 dividend payment date will be entitled to any declared dividends payable on such date.

Maturity	The Preferred Shares have no maturity date.

Rank
The Preferred Shares rank (i) senior to common stock or any other capital stock that ranks, by its terms, junior as to dividend rights and/or rights upon liquidation to the Preferred Shares (collectively, the “Junior Stock”), (ii) equally with any shares of our capital stock whose terms do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or rights upon liquidation (collectively, the “Parity Stock”) and (iii) junior to all of our existing and future indebtedness and any future senior securities, in each case as to dividend rights and/or rights upon liquidation.

Priority of Dividends
So long as the Preferred Shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock, unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.

Redemption
We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends (including dividends accrued on any unpaid dividends) to but excluding the date of redemption.  We have not applied for such regulatory approval and have no present intention to redeem any of the Preferred Shares.

We desire to redeem some or all of the Preferred Shares prior to the February 15, 2014, increase in dividend rate.  Currently, no determination has been made as to when we will be able to redeem some or all of the Preferred Shares and how we will fund such redemption.

We would need the approval of our regulators to redeem any of our Preferred Shares.  In order for us to obtain regulatory approval to redeem the Preferred Shares, we would expect that such regulators would require us and our subsidiary banks to maintain our capital commitments to them after giving effect to the redemption of the Preferred Shares so approved.  Currently, to redeem all of the Preferred Shares without violating such capital commitments and maintaining estimated adequate capital reserves for future operations, we would need to replace substantially all of the capital represented by the Preferred Shares with capital raised from other sources.

Voting Rights
Holders of the Preferred Shares generally have no voting rights. However, if we do not pay dividends on the Preferred Shares for six or more quarterly periods, whether or not consecutive, the holders of the Preferred Shares, voting as a single class with the holders of any other Parity Stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors to serve on our board of directors until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) on the Preferred Shares are paid in full.   There is no limit on the number of nominations and a plurality of eligible votes would determine the election of the two new directors. Upon any termination of the right of the holders of the Preferred Shares and voting parity stock as a class to vote for directors as described above, such directors will cease to be qualified as directors, the terms of office of such directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of directors which had been elected by the holders of the Preferred Shares and the voting parity stock.

In addition, the affirmative vote of the holders of at least 66-2/3% of the outstanding Preferred Shares is required for us to authorize, create or increase the authorized number of shares of our capital stock ranking, as to dividends or amounts payable upon liquidation, senior to the Preferred Shares, to amend, alter or repeal any provision of our Second Amended and Restated Articles of Incorporation or the Articles of Amendment for the Preferred Shares in a manner that adversely affects the rights of the holders of the Preferred Shares or to consummate a binding share exchange or reclassification of the Preferred Shares or a merger or consolidation of us with another entity unless (x) the Preferred Shares remain outstanding or are converted into or exchanged for preference shares of the surviving entity or its ultimate parent and (y) the Preferred Shares remain outstanding or such preference shares have such terms that are not materially less favorable, taken as a whole, than the rights of the Preferred Shares immediately prior to such transaction, taken as a whole.

Auction Process
The public offering price and the allocation of the Preferred Shares in this offering will be determined through an auction process conducted by                                     and                               , the joint book-running managers in this offering, in their capacity as the auction agents.  The auction process will entail a modified “Dutch auction” mechanic in which bids may be submitted through the auction agents or one of the other brokers that is a member of the broker network, which are collectively referred to in this prospectus supplement as the “network brokers,” established in connection with the auction process.  Each broker will make suitability determinations with respect to its own customers wishing to participate in the auction process.  The auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.  We encourage you to discuss any questions regarding the bidding process and suitability determinations applicable to your bids with your broker.  We do not intend to submit any bids in the auction. For more information about the auction process, see “Auction Process” in this prospectus supplement.

Minimum Bid Size and Price Increments
This offering is being conducted using an auction process in which prospective purchasers are required to bid for the Preferred Shares.  During the auction period, bids may be placed for Preferred Shares at any price  (such bid prices to be in increments of $0.01) with a minimum bid size of one Preferred Share.  See “Auction Process” in this prospectus supplement.

Bid Submission Deadline
The auction will commence at 8:30 a.m., New York City time, on the date specified by the auction agents in a press release issued prior to the opening of the equity markets on such day, and will close at 6:30 p.m., New York City time, on the second business day immediately thereafter, which is referred to as the “submission deadline.”

Irrevocability of Bids
Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit bids that are accepted by Treasury will be obligated to purchase the Preferred Shares allocated to them.  The auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws; however, the auction agents, in their sole discretion, may require that bidders confirm their bids before the auction process closes.  See “Auction Process” in this prospectus supplement.

Clearing Price
The price at which the Preferred Shares will be sold to the public will be the clearing price set by the auction process plus accrued dividends thereon.  The clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept. The clearing price will be equal to the highest price in the auction for which the quantity of all bids at or above such price equals the number of Preferred Shares that Treasury has elected to sell.

Unless Treasury decides not to sell any Preferred Shares or as otherwise described below, the Preferred Shares will be sold to bidders at the clearing price plus accrued dividends.  Even if bids are received for all or more of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares in the auction process or may sell less than all of the offered Preferred Shares.  If Treasury decides to sell Preferred Shares in the auction, after Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents and each network broker that has submitted a successful bid will notify successful bidders that the auction has closed and that their bids have been accepted by Treasury (subject, in some cases, to pro-ration, as described below).  The clearing price and number of Preferred Shares to be sold are also expected to be announced by press release on the business day following the end of the auction.  See “Auction Process” in this prospectus supplement.

Number of Preferred Shares to be Sold
Even if bids are received for all or more of the offered Preferred Shares, Treasury may decide not to sell any Preferred Shares or may decide only to sell a portion of the Preferred Shares in the auction process, regardless of the clearing price.  If Treasury elects to sell any Preferred Shares in the auction, Treasury must sell those shares (which may only represent a portion of the offered Preferred Shares) at the clearing price.  In no event will Treasury sell more Preferred Shares than the number of Preferred Shares for which there are bids.  See “Auction Process” in this prospectus supplement.

Allocation; Pro-Ration
If Treasury elects to sell Preferred Shares in the offering, then any accepted bids submitted in the auction above the clearing price will receive allocations in full, while any accepted bids submitted at the clearing price may experience pro-rata allocation.  See “Auction Process” in this prospectus supplement.

Use of Proceeds	We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury. See “Use of Proceeds.”

Listing	The Preferred Shares will not be listed for trading on any stock exchange nor will they be available for quotation on any national quotation system.

Risk Factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making a decision to invest in the Preferred Shares.

Auction Agents	and .

Network Brokers	See page S-33 for a list of brokers participating as network brokers in the auction process.

Summary Consolidated Financial Data

The following table presents our selected consolidated financial data as of or for each of the five years ended December 31, 2011 and the three months ended March 31, 2012 and 2011. The selected results of operations data for the years ended December 31, 2011, 2010 and 2009, and the selected balance sheet data as of December 31, 2011 and 2010, have been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus supplement. The selected results of operations data for the three months ended March 31, 2012 and 2011, and the selected balance sheet data as of March 31, 2012 and 2011, have been derived from our unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which is incorporated by reference in this prospectus supplement. The selected results of operations data for the years ended December 31, 2008 and 2007 and the summary balance sheet data dated as of December 31, 2009, 2008 and 2007 have been derived from our audited financial statements that are not included in this prospectus supplement. You should read this table together with the historical consolidated financial information contained in our consolidated financial statements and related notes and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which have been filed with the SEC and are incorporated by reference in this prospectus supplement.

	At and for Three Months Ended March 31,		At and for Year Ended December 31,
(In thousands, except per share data)	2012	2011	2011	2010	2009	2008	2007
Results of Operations
Interest income	$18,410	$20,168	$78,349	$89,751	$100,910	$113,920	$114,257
Interest expense	5,203	6,512	24,670	34,948	47,065	55,130	56,039
Net interest income	13,207	13,656	53,679	54,803	53,845	58,790	58,218
Provision for loan losses	977	2,441	13,487	17,233	20,768	5,321	3,638
Noninterest income	6,028	5,893	24,391	34,110	28,169	9,810	24,157
Noninterest expense	14,593	15,282	62,492	62,711	115,141	60,098	58,823
Net income (loss)	3,309	1,045	2,738	6,932	(44,742)	4,395	15,627
Dividends and accretion on preferred shares	478	472	1,896	1,871	1,802
Net income (loss) available to common shareholders	2,831	573	842	5,061	(46,544)	4,395	15,627
Per Common Share Data
Basic and diluted net income (loss)	$.38	$.08	$.11	$.68	$(6.32)	$.60	$2.03
Cash dividends declared	N/A	N/A	N/A	N/A	.85	1.32	1.32
Book value	17.58	16.34	17.18	16.35	16.11	22.87	22.82
Tangible book value1	17.22	15.90	16.86	15.87	15.44	14.81	14.43

Summary Consolidated Financial Data
(Continued)

	At and for Three Months Ended March 31,		At and for Year Ended December 31,
(In thousands, except per share data)	2012	2011	2011	2010	2009	2008	2007
Selected Ratios
Percentage of net income (loss) to:
Average shareholders’ equity (ROE)	8.35%	2.80%	1.77%	4.55%	(22.68)%	2.62%	8.88%
Average total assets (ROA)	.70	.22	.14	.33	(1.98)	.21	.83
Percentage of common dividends declared to net income	N/A	N/A	N/A	N/A	N/M	220.96	64.52
Percentage of average shareholders’ equity to average total assets	8.36	7.73	7.95	7.24	8.72	7.86	9.33
Total shareholders’ equity	$159,735	$150,074	$157,057	$149,896	$147,227	$168,296	$168,491
Total assets	1,890,827	1,967,688	1,883,590	1,935,693	2,171,562	2,202,167	2,068,247
Long term borrowings2	229,552	250,038	239,664	252,209	316,932	335,661	316,309
Senior perpetual preferred stock	29,218	28,816	29,115	28,719	28,348
Weighted average common shares outstanding - basic and diluted	7,447	7,412	7,424	7,390	7,365	7,357	7,706
1 Represents total common equity less intangible assets divided by the number of common shares outstanding at the end of the period.
2  Includes subordinated notes payable, securities sold under repurchase agreements and other long term borrowings.
N/A – Not applicable
N/M – Not meaningful

RISK FACTORS

An investment in our Preferred Shares is subject to risks inherent in our business, risks relating to the structure of the Preferred Shares and risks relating to the auction process being conducted as part of this offering. The material risks and uncertainties that management believes affect your investment in the Preferred Shares are described below and in the sections entitled “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2011 incorporated by reference herein. Before making an investment decision, you should carefully consider the risks and uncertainties described below and in the accompanying prospectus and information included or incorporated by reference in this prospectus supplement and the accompanying prospectus.  If any of these risks or uncertainties are realized, our business, financial condition, capital levels, cash flows, liquidity, results of operations and prospects, as well as our ability to pay dividends on the Preferred Shares, could be materially and adversely affected and the market price of the Preferred Shares could decline significantly and you could lose some or all of your investment.  We refer to any effect contemplated in the preceding sentence, collectively, as a “material adverse effect on us” or by the phrase “could materially and adversely affect us.”

Risk Factors Related to our Business

We operate in a highly regulated environment and may be materially and adversely affected by changes in federal and state laws and regulations, including rules and policies applicable to participants in the U.S. Treasury’s CPP.

We are subject to extensive regulation, supervision and examination by federal and state banking authorities.  Any change in applicable regulations or laws could have a substantial adverse impact on us and our operations.  Additional legislation and regulations that could significantly affect our powers, authority and operations may be enacted or adopted in the future, which could have a material adverse effect on our results of operations and financial condition.  Further, in the performance of their supervisory duties and enforcement powers, our banking regulators have significant discretion and authority to prevent or remedy practices they deem as unsafe or unsound or violations of law.

As a recipient of investment by the Treasury in our Series A preferred stock under the CPP, we are subject to current and future regulations of the Treasury and acts of Congress related to that program.   The laws and policies applicable to recipients of capital under the CPP have been significantly revised and supplemented since the inception of that program, and continue to evolve.

The exercise of regulatory authority generally may have a material adverse effect on us.

We are presently subject to, and in the future may become subject to, additional supervisory actions or enhanced regulation that could have a material negative effect on our business, operating flexibility, financial condition and the value of our preferred and common stock.  Under federal and state laws and regulations pertaining to the safety and soundness of insured depository institutions, the Kentucky Department of Financial Institutions (for state-chartered banks), the Federal Reserve Board (for bank holding companies) and separately the FDIC as the insurer of bank deposits, have the authority to compel or restrict certain actions on our part if they determine that we have insufficient capital or are otherwise operating in a manner that may be deemed to be inconsistent with safe and sound banking practices. Under this authority, bank regulators can require we enter into informal or formal enforcement orders, including board resolutions, memoranda of understanding, written agreements and consent or cease and desist orders, pursuant to which we would be required to take identified corrective actions to address cited concerns and to refrain from taking certain actions.

We and our subsidiary banks were in compliance with the requirements identified in the regulatory agreements as of March 31, 2012, with the exception that the level of substandard loans established by United Bank and Farmers Bank exceed their target amounts by $3.8 million and $644 thousand, respectively. If we are unable to comply with the terms of our current regulatory orders, or are unable to comply with the terms of any future regulatory orders to which we may become subject, then we could become subject to additional, heightened supervisory actions and orders, possibly including cease and desist orders, prompt corrective actions and/or other regulatory enforcement actions. If our regulators were to take such additional supervisory actions, then we could, among other things, become subject to significant restrictions on our ability to develop any new business, as well as restrictions on our existing business, and we could be required to raise additional capital, dispose of certain assets and liabilities within a prescribed period of time, or both.  If one or more of our banking subsidiaries were unable to comply with regulatory requirements, such banks could ultimately face failure.  The terms of any such supervisory action could have a material adverse effect on us.

Our nonperforming assets materially adversely affect us and take significant management time to resolve.

As of March 31, 2012, nonperforming loans (which include performing restructured loans of $17.6 million) totaled $79.0 million or 7.5% of our loan portfolio. Nonperforming assets (which include foreclosed real estate) were $121 million or 6.4% of total assets as of March 31, 2012.  In addition, loans past due 30-89 days and still accruing were $11.7 million as of March 31, 2012. The high level of nonperforming loans is a result of ongoing weaknesses in the overall economy that continues to strain the Company and many of its customers, particularly in real estate development lending.  Increases in other real estate owned have resulted from levels of foreclosure exceeding sales and write downs of repossessed properties.  Nonperforming assets adversely affect our net income in various ways.  We do not record interest income on nonaccrual loans or other real estate owned, thereby adversely affecting interest income.  When we take collateral in foreclosures and similar proceedings, we are required to mark the property to its fair value less estimated selling costs, which decreases earnings.

Nonperforming loans and other real estate owned also increase our risk profile and the amount of capital our regulators believe is appropriate in light of such risks.  While we seek to reduce our problem loans through workouts, restructurings and otherwise, decreases in the value of these assets, the underlying collateral or our borrowers’ performance or financial conditions have materially adversely affected, and may continue to materially adversely affect, us.  Moreover, the resolution of nonperforming assets requires significant time commitments from management of our banks, which can be detrimental to the performance of their other responsibilities. There can be no assurance that we will not experience further increases in nonperforming loans in the future. If economic conditions do not improve or worsen in our markets, we could continue to incur additional losses relating to an increase in nonperforming assets.

Losses from loan defaults may exceed the allowance established for that purpose, which will have a materially adverse effect on us.

Volatility and deterioration in the broader economy increases our risk of credit losses, which could have a material adverse effect on us.  If a significant number of loans in our portfolio are not repaid, it would have a material adverse effect on us.  Like all banks, our subsidiaries maintain an allowance for loan losses to provide for losses inherent in the loan portfolio.  The allowance for loan losses reflects management of each subsidiary’s best estimate of probable incurred credit losses in its loan portfolio at the relevant balance sheet date.  This evaluation is primarily based upon a review of the bank’s and the banking industry’s historical loan loss experience, known risks contained in the bank’s loan portfolio, composition and growth of the bank’s loan portfolio and economic factors.  Additionally, a bank’s regulators may require additional provision for the loan portfolio in connection with regulatory examinations, agreements or orders.  The determination of an appropriate level of loan loss allowance is an inherently difficult process and is based on numerous assumptions.  As a result, our allowance for loan losses may be inadequate to cover actual losses in our loan portfolio.  Consequently, we risk having additional future provisions for loan losses that may continue to materially adversely affect us.

If our local markets experience a prolonged recession or economic downturn, or if our assumptions and judgments about the collectability of our loan portfolio prove to be incorrect, we may be required to make further increases in our allowance for loan losses and to charge off additional loans, which would materially adversely affect us.

     Substantially all of our loans are to businesses and individuals located in Kentucky.  A continuing or prolonged decline in the economy of Central and Northern Kentucky could have a material adverse effect on us.

During 2011, we recorded a provision for loan losses of $13.5 million, which includes $3.3 million for the fourth quarter, and recorded net loan charge-offs of $14.0 million, $5.9 million of which was in the fourth quarter.  This compares to a provision for loan losses of $17.2 million and net loan charge-offs of $11.8 million for 2010, and a $3.6 million provision and $2.6 million of net loan charge-offs which were recorded for the fourth quarter of 2010.  In the first quarter of 2012, we recorded a provision for loan losses of $977 thousand and net loan charge-offs of $2.2 million.  As of December 31, 2011 and 2010, our total allowance for loan losses was $28.3 million and $28.8 million, respectively.  As of March 31, 2012, our total allowance for loan losses was $27.1 million .

Generally, our nonperforming loans and assets reflect operating difficulties of individual borrowers; however, more recently the prolonged decline in the general economy has become a significant contributing factor to the increased levels of delinquencies and nonperforming loans.  Sluggish sales and excess inventory in the residential housing market have been the primary causes of the increase in delinquencies and foreclosures for residential construction and land development loans.  If current trends in the housing and real estate markets continue, we expect that we will continue to experience high delinquencies and credit losses.  Moreover, we expect that a prolonged recession or economic downturn could severely impact economic conditions in our market areas and that we could experience high levels of delinquencies and credit losses.

The process for determining the amount of the allowance or charge-offs is critical to our financial condition and results of operations. It requires subjective and complex judgments about the future, including forecasts of economic or market conditions that might impair the ability of our borrowers to repay their loans. It also requires that we make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. During the first quarter of 2012, we refined the methodology we use for calculating the allowance for loan losses.  The net effect of the changes in the methodology related to the qualitative risk factors was a reduction in the allowance for loan losses of $2.9 million.  Please see footnote 2 to our March 31, 2012 consolidated financial statements for a discussion of the changes in methodology.  Notwithstanding those changes, the allowance for loan losses may not be sufficient to cover probable losses in our loan portfolio. We might underestimate the loan losses inherent in our loan portfolio and have loan losses in excess of the amount reserved.  In addition, our determinations are subject to review by our regulators as part of their examination process, which may result in the establishment of an additional allowance or charge-off based upon the judgment of the regulators after a review of the information available at the time of their examination.

      As a result, we may be required to make further increases to our allowance and provision for loan losses and charge off additional loans in the future, which could materially adversely affect us.  If any additional allowances and provisions and charge-offs cause us to experience losses, we may also be required to contribute additional capital to our bank subsidiaries to maintain capital ratios required by regulators.

Our exposure to credit risk is increased by our real estate development lending.

Real estate development loans represented  35.1% of our impaired loans as of March 31, 2012. Substantially all of our $61.4 million nonaccrual loans outstanding at March 31, 2012 are secured by real estate.  Development lending has historically been considered to be higher credit risk than single-family residential lending.  Such loans typically involve larger loan balances to a single borrower or related borrowers.  Such loans can be affected by adverse conditions in real estate markets or the economy in general because commercial real estate borrowers’ ability to repay their loans depends on successful development and, in most cases, sale of their property.  These loans also involve greater risk because they generally are not fully amortized over the loan period, but have a balloon payment due at maturity of the loan.  A borrower’s ability to make a balloon payment typically will depend on being able to either refinance the loan or timely sell the underlying property.  In the current economic environment, the ability of borrowers to refinance or sell newly developed property or vacant land has greatly diminished.  If the real estate markets were to worsen or not improve, we would likely experience increased credit losses and require additional provisions to our allowance for loan losses, which would materially adversely affect us.

Our investment securities portfolio is comparatively larger than other community banks and we are more dependent on our investment portfolio to generate net income.

Unlike many other community banks, we rely more heavily on our investment securities portfolio as a source of interest income because we have a comparatively small loan portfolio.  If we are not able to successfully manage the interest rate spread on the investment portfolio, our net interest income will decrease, which would materially adversely affect us.  Investment securities tend to have a lower risk than loans, and as such, generally provide a lower yield. For the year ended December 31, 2011, average investment securities made up 28.7% of our average total assets and interest income on investment securities accounted for 20.8% of total interest income.  For the first quarter of 2012, average investment securities made up 32.6% of our average total assets and interest income on investment securities accounted for 22.2% of total interest income.

During 2011 we sold and realized net gains on investment securities.  We may not have the same level of net gains (and may have net realized losses) in future periods on the sale of investment securities, which would reduce earnings.  Moreover, due to the current interest rate environment, proceeds from recent sales may be reinvested in investment securities with lower yields which may reduce earnings from investment securities.

           We continually monitor our investment securities portfolio for deteriorating values and for other-than-temporary impairments.  Any material other-than-temporary impairments would likewise have a material adverse effect on us.

We cannot accurately predict the effect of the current economy on our future results of operations or the market price of our stock.

The national economy and the financial services sector in particular continue to face unique challenges. We cannot accurately predict the severity or duration of the current economic downturn, which has adversely impacted our performance and the markets we serve.  Any further deterioration in the economies of the nation as a whole or in our local markets would have a material adverse effect on us, and could also cause the market price of our stock to decline.  While it is impossible to predict how long these conditions may exist, the economic downturn could continue to present risks for some time for our industry and us.

Interest rate volatility could materially adversely affect us.

Our results of operations are affected by the monetary and fiscal policies of the federal government, the policies of our regulators, and the prevailing interest rates in the United States and our markets.  In addition, it is increasingly common for our competitors, who may be aggressively seeking to attract deposits as a result of liquidity concerns arising from changing economic or other conditions, to pay rates on deposits that are much higher than normal market rates.  A significant component of our earnings is the net interest income of our subsidiary banks, which is the difference between the income from interest earning assets, such as loans, and the expense on interest bearing liabilities, such as deposits.  A change in market interest rates could materially adversely affect us if market interest rates change such that the interest we pay on deposits and borrowings increases faster than the interest we collect on loans and investments; or, alternatively, if interest rates earned on earning assets decline faster than those rates paid on interest paying liabilities.  Consequently, as with most financial institutions, we are sensitive to interest rate fluctuations.

The FDIC periodically amends its deposit insurance rate assessment structure, which can increase costs to us.

Under the Federal Deposit Insurance Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the FDIC must establish and implement a plan to restore the deposit insurance fund’s designated reserve ratio to 1.35% of insured deposits by 2020. The Dodd-Frank Act removed the previously established upper limit reserve ratio of 1.15%. The FDIC must continue to assess and consider the appropriate level of the reserve ratio annually by considering each of the following: risk of loss to the insurance fund; economic conditions affecting the banking industry; the prevention of sharp swings in the assessment rates; and any other factors the FDIC deems important. In December 2010 the FDIC announced that it had established the long-term reserve ratio at 2.0%.

The FDIC previously implemented a restoration plan that changed both its risk-based assessment system and its base assessment rates. As part of this plan, during the second quarter of 2009 it increased deposit insurance assessment rates generally and imposed a special assessment of five basis points on each insured institution’s total assets less Tier 1 capital.  Our special assessment in 2009, which was in addition to the regular quarterly risk-based assessment, totaled approximately $1.1 million.

In the wake of a rapid depletion of the FDIC’s Deposit Insurance Fund resulting from a high number of bank failures, the FDIC required that all (with limited exceptions) insured institutions pay in the fourth quarter of 2009 its following estimated three years’ quarterly deposit assessments in advance.  This resulted in an aggregate payment by our bank subsidiaries totaling $8.2 million in the fourth quarter of 2009.  The three years’ advance payment was recorded as a prepaid asset that is being expensed in approximately equal amounts over the prepayment period and, thus, only impacts earnings in the normal course.  However, the advance payment reduced the liquid assets of our bank subsidiaries at the time of payment.  At March 31, 2012, the prepaid FDIC insurance assessment included on our balance sheet was $3.7 million.

           Moreover, the Dodd-Frank Act required changes to a number of components of the FDIC insurance assessment that was effective April 1, 2011. While these changes resulted in a lower amount of deposit insurance assessments for us in 2011 compared to 2010, future changes in assessment rates or methodology could materially adversely affect us.

The recent repeal of federal prohibitions on the payment of interest on demand deposits of business customers could increase our interest expense.

Federal prohibitions against financial institutions paying interest on demand deposit accounts of business customers were repealed as part of the Dodd-Frank Act. As a result, beginning on July 21, 2011, financial institutions could offer to pay interest on commercial demand deposits to compete for customers. We expect our interest expense to increase and our net interest margin to decrease should we begin to pay interest on commercial demand deposits to attract additional customers or to keep current customers. This could result in a material adverse effect on us. As of March 31, 2012, we do not offer interest bearing demand deposits to our business customers.

Any future losses may require us to raise additional capital; however, such capital may not be available to us on favorable terms or at all.

We are required by federal and state regulatory authorities to maintain levels of capital to support our operations.  Furthermore, in the wake of recent regularly scheduled examinations of three of our subsidiaries, our regulators have required these three banks to raise their capital to levels significantly above the well-capitalized benchmark.  Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time and on our future financial condition and performance.  Accordingly, we cannot make assurances with respect to our ability to raise additional capital on favorable terms, or at all.  If we cannot raise additional capital when needed, our ability to further expand our operations through internal growth and acquisitions could be materially impaired and we could be materially and adversely affected.

The tightening of available liquidity could limit our ability to replace deposits and fund loan demand, which could materially adversely affect us.

A tightening of the credit and liquidity markets and our inability to obtain adequate funding to replace deposits may negatively affect our earnings and capital levels.  In addition to deposit growth, maturity of investment securities, and loan payments from borrowers, we rely from time to time on advances from the Federal Home Loan Bank and other wholesale funding sources to fund loans and replace deposits.  In the event of a further downturn in the economy, these additional funding sources could be negatively affected which could limit the funds available to us.  Our liquidity position could be significantly constrained if we were unable to access funds from the Federal Home Loan Bank or other wholesale funding sources.

Our financial condition and outlook may be materially adversely affected by damage to our reputation.

Our financial condition and outlook is highly dependent upon perceptions of our business practices and reputation. Our ability to attract and retain customers and employees could be materially adversely affected to the extent our reputation is damaged. Negative public opinion could result from our actual or alleged conduct in any number of activities, including regulatory actions taken against us, lending practices, corporate governance, regulatory compliance, mergers of our subsidiaries, or sharing or inadequate protection of customer information.  Damage to our reputation could give rise to loss of customers and legal risks, which could have a material adverse effect on us.

 We face strong competition from financial services companies and other companies that offer banking services.

We conduct most of our operations in Central and Northern Kentucky. The banking and financial services businesses in these areas are highly competitive and increased competition in our primary market areas may adversely impact the level of our loans and deposits. Ultimately, we may not be able to compete successfully against current and future competitors. These competitors include national banks, regional banks and other community banks. We also face competition from many other types of financial institutions, including savings and loan associations, finance companies, brokerage firms, insurance companies, credit unions, mortgage banks and other financial intermediaries. In particular, our competitors include major financial companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous locations and mount extensive promotional and advertising campaigns. Areas of competition include interest rates for loans and deposits, efforts to obtain loan and deposit customers and a range in quality of products and services provided, including new technology-driven products and services. If we are unable to attract and retain banking customers, we may be unable to increase our loans and level of deposits.

Our financial results could be materially adversely affected by changes in accounting standards or tax laws and regulations.

The Financial Accounting Standards Board and the SEC frequently change the financial accounting and reporting standards that govern the preparation of our financial statements. In addition, from time to time, federal and state taxing authorities will change the tax laws, regulations, and their interpretations.  These changes and their effects can be difficult to predict and can materially and adversely impact how we record and report our financial condition and results of operations.

The short term and long term impact of changes to banking capital standards could negatively impact our regulatory capital and liquidity.

In December 2010, the Basel Committee on Banking Supervision issued final rules related to global regulatory standards on bank capital adequacy and liquidity. The new rules present details of the Basel III framework, which includes increased capital requirements and limits the types of instruments that can be included in Tier 1 capital.  Basel III implementation in the U.S. will require that regulations and guidelines be issued by U.S. banking regulators, which may significantly differ from the recommendations published by the Basel Committee. Those regulations and guidelines have yet to be adopted in the U. S.

We cannot predict at this time the precise content of capital and liquidity guidelines or regulations that may be adopted by regulatory agencies having authority over us and our subsidiaries. The new standards, however, will generally require we and our banking subsidiaries maintain more capital (with common equity as a more predominant component) and manage the configuration of our assets and liabilities in order to comply with new liquidity requirements, which could materially adversely affect us and significantly impact our ability to pursue business opportunities.

Our ability to pay dividends depends upon the results of operations of our subsidiary banks and certain regulatory considerations.

           The Company  is a bank holding company that conducts substantially all of its operations through its subsidiary banks. As a result, our ability to make dividend payments on our preferred and common stock depends primarily on certain federal and state regulatory considerations and the receipt of dividends and other distributions from our bank subsidiaries. There are various regulatory restrictions on the ability of three of our subsidiary banks to pay dividends or make other payments to the Company and the Company’s ability to make payments to its shareholders, including certain required regulatory approvals of dividends or distributions. There can be no assurance that we will receive such approvals.

The current economic environment exposes us to higher credit losses and expenses and may result in lower earnings or increase the likelihood of losses.

We continue to operate in a very challenging and uncertain economic environment. Financial institutions, including ours, are being adversely effected by difficult economic conditions that have impacted not only local markets, but on a national and global scale. Substantial deterioration in real estate and other financial markets have and may continue to materially and adversely affect us. Continuing declines in real estate values and home sales volumes, along with high levels of unemployment and other economic stresses can decrease the value of collateral securing loans extended to borrowers, particularly that of real estate loans. Lower values of real estate securing loans may make it more difficult for us to recover amounts we are owed in the event of default by a borrower.

The current economic conditions may result in a higher degree of financial stress on our borrowers.

The current economic conditions may result in a higher degree of financial stress on our borrowers and their customers which could impair our ability to collect payments on loans, potentially increasing loan delinquencies, nonperforming assets and foreclosures, and leading to additional losses.

Current market forces have and may in the future cause the value of investment securities or other assets held by us to deteriorate.

Current market forces have and may in the future cause the value of investment securities or other assets held by us to deteriorate.  Such deterioration could result in us realizing additional impairment charges, higher losses, and lower regulatory capital levels.

Market volatility could materially adversely affect us.

The capital and credit markets have experienced heavy volatility and disruptions during the recent economic downturn, with unprecedented levels of volatility and disruptions that took place beginning in the last few months of 2008. In many cases, this led to downward pressure on stock prices and credit availability for certain issuers without regard to those issuers’ underlying financial strength. If market disruptions and volatility continue or worsen, there can be no assurance that we will not be materially adversely affected.

Risks associated with unpredictable economic and political conditions may be amplified as a result of limited market area.

Commercial banks and other financial institutions, including our subsidiaries, are affected by economic and political conditions, both domestic and international, and by governmental monetary policies. Conditions such as inflation, value of the dollar, recession, high unemployment rates, high interest rates, prolonged periods of low interest rates, short money supply, scarce natural resources, international turmoil, terrorism and other factors beyond our control may materially adversely affect us. In addition, almost all of the our primary business area is located in Central and Northern Kentucky. Significant downturns in this regional economy or its being slower to recover than the broader economy, may result in, among other things, deterioration in our credit quality or a reduced demand for credit and may harm the financial stability of our customers. Due to our regional market area, these negative conditions may have a more noticeable effect on us than would be experienced by an institution with a larger, more diverse market area.

Our results of operations are significantly affected by the ability of its borrowers to repay their loans.

Lending money is an essential part of the banking business. However, borrowers do not always repay their loans. The risk of non-payment is affected by:

·	unanticipated declines in borrower income or cash flow;

·	changes in economic and industry conditions;

·	the duration of the loan; and

·	in the case of a collateralized loan, uncertainties as to the future value of the collateral.

Due to the fact that the outstanding principal balances can be larger for commercial loans than other types of loans, such loans present a greater risk to us than other types of loans when non-payment by a borrower occurs.

In addition, consumer loans typically have shorter terms and lower balances with higher yields compared to real estate mortgage loans, but generally carry higher risks of frequency of default than real estate mortgage and commercial loans. Consumer loan collections are dependent on the borrower’s continuing financial stability, and thus are more likely to be affected by adverse personal circumstances. Furthermore, the application of various federal and state laws, including bankruptcy and insolvency laws, may limit the amount that can be recovered on these loans.

Inability to hire or retain certain key professionals, management and staff could materially adversely affect us.

We rely on key personnel to manage and operate our business, including major revenue generating functions such as our loan and deposit portfolios. The loss of key staff may adversely affect our ability to maintain and manage these portfolios effectively, which could materially adversely affect us. In addition, loss of key personnel could result in increased recruiting and hiring expenses, which could cause a decrease in our net income.

Our controls and procedures may fail or be circumvented.

Our management regularly reviews and updates our internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well-designed and operated, can provide only reasonable, not absolute, assurances that the objectives of the system of controls are met. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material and adverse effect on us.

We offer online banking services and both send and receive confidential customer information electronically. This activity is vulnerable to security breaches and computer viruses which could expose us to litigation and materially adversely affect us.

The secure transmission of confidential information over the Internet is a significant element of online banking. Our computer network or those of our customers could be vulnerable to unauthorized access, computer viruses, phishing schemes and other security problems. We could be required to commit additional resources to protect against the threat of security breaches and computer viruses, or to remedy problems caused by security breaches or viruses. To the extent that our activities or the activities of our customers involve the storage and transmission of confidential information, security breaches and viruses could expose us to litigation and other possible liabilities. The inability to prevent security breaches or computer viruses could also cause existing customers to lose confidence in our systems and could materially adversely affect us.

We may be subject to claims and litigation pertaining to fiduciary responsibility.

Our customers or others may make claims and take legal action against us related to fiduciary responsibilities. If claims and legal action against us are not resolved in a favorable manner, such claims and legal action could result in a material financial liability or damage to our reputation.

 The Dodd-Frank Act may increase our costs of operations which could materially adversely affect us.

On July 21, 2010, the Dodd-Frank Act was signed into law by President Obama. The goals of the new legislation include restoring public confidence in the financial system that resulted from the recent financial and credit crises, preventing another financial crisis, and allowing regulators to identify failings in the system before another crisis can occur.  As part of the reform, the Dodd-Frank Act creates the Financial Stability Oversight Council, with oversight authority for monitoring and regulating systemic risk, and the Bureau of Consumer Financial Protection, which has broad regulatory and enforcement powers over consumer financial products and services.  The Dodd-Frank Act also changes the responsibilities of the current federal banking regulators, imposes additional corporate governance and disclosure requirements in areas such as executive compensation and proxy access, and limits or prohibits proprietary trading and hedge fund and private equity activities of banks. It also impacts areas such as deposit insurance, mortgage lending, capital requirements, securitizations, and insurance.

The scope of the Dodd-Frank Act impacts many aspects of the financial services industry, and requires the development and adoption of many implementing regulations that may span the next several years; consequently, the effects of the Dodd-Frank Act on the financial services industry and us, in particular, will depend, in large part, upon the extent to which regulators exercise the authority granted to them and the approaches taken to implement the regulations.  We continue to assess the impact of the Dodd-Frank Act on our business and operations and believe that compliance with these new laws and regulations will likely result in additional costs, but the probable impact cannot be measured with a high degree of certainty. Compliance with the new laws and regulations could materially adversely affect us.

Our compensation expense may increase substantially after Treasury’s sale of the Preferred Shares.

As a result of our participation in the CPP, among other things, we are subject to Treasury’s current standards for executive compensation and corporate governance for the period during which Treasury holds any of our Preferred Shares.  These standards were most recently set forth in the Interim Final Rule on TARP Standards for Compensation and Corporate Governance, published June 15, 2009.  If the auction is successful and Treasury elects to sell all of the Preferred Shares, these executive compensation and corporate governance standards will no longer be applicable and our compensation expense for our executive officers and other senior employees may increase substantially.

Risk Factors Related to an Investment in the Preferred Shares

The Preferred Shares are equity and are subordinated to all of our existing and future indebtedness; we are highly dependent on dividends and other amounts from our subsidiaries in order to pay dividends on, and redeem at our option, the Preferred Shares, which are subject to various prohibitions and other restrictions; and the Preferred Shares place no limitations on the amount of indebtedness we and our subsidiaries may incur in the future.

The Preferred Shares are equity interests in the Company and do not constitute indebtedness. As such, the Preferred Shares, like our common stock, rank junior to all existing and future indebtedness and other non-equity claims on the Company with respect to assets available to satisfy claims on the Company, including in a liquidation of the Company. Additionally, unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of perpetual preferred stock like the Preferred Shares, there is no stated maturity date (although the Preferred Shares are subject to redemption at our option) and dividends are payable only if, when and as authorized and declared by our board of directors and depend on, among other matters, our historical and projected results of operations, liquidity, cash flows, capital levels, financial condition, debt service requirements and other cash needs, financing covenants, applicable state law, federal and state regulatory prohibitions and other restrictions and any other factors our board of directors deems relevant at the time.

The Preferred Shares are not savings accounts, deposits or other obligations of any depository institution and are not insured or guaranteed by the FDIC or any other governmental agency or instrumentality.  Furthermore, the Company is a legal entity that is separate and distinct from its subsidiaries, and its subsidiaries have no obligation, contingent or otherwise, to make any payments in respect of the Preferred Shares or to make funds available therefor.  Because the Company is a holding company that maintains only limited cash at that level, its ability to pay dividends on, and redeem at its option, the Preferred Shares will be highly dependent upon the receipt of dividends, fees and other amounts from its subsidiaries, which, in turn, will be highly dependent upon the historical and projected results of operations, liquidity, cash flows and financial condition of its subsidiaries.  In addition, the right of the Company to participate in any distribution of assets of any of its subsidiaries upon their respective liquidation or reorganization will be subject to the prior claims of the creditors (including any depositors) and preferred equity holders of the applicable subsidiary, except to the extent that the Company is a creditor, and is recognized as a creditor, of such subsidiary.  Accordingly, the holders of the Preferred Shares will be structurally subordinated to all existing and future obligations and preferred equity of the Company’s subsidiaries.  In addition, FDIC-insured depository institutions can be held liable for any loss incurred, or reasonably expected to be incurred, by the FDIC due to the default of an FDIC-insured depository institution controlled by the same holding company and for any assistance provided by the FDIC to an FDIC-insured depository institution that is in danger of default and that is controlled by the same holding company.

There are also various legal and regulatory prohibitions and other restrictions on the ability of the Company’s depository institution subsidiaries to pay dividends, extend credit or otherwise transfer funds to the Company or affiliates.  Such dividend payments are subject to regulatory tests, generally based on current and retained earnings of such subsidiaries and other factors, and, are currently prohibited without regulatory approval.  Dividend payments to the Company from its depository institution subsidiaries may also be prohibited if such payments would impair the capital of the applicable subsidiary and in certain other cases.  In addition, regulatory rules limit the aggregate amount of a depository institution’s loans to, and investments in, any single affiliate in varying thresholds and may prevent the Company from borrowing from their depository institution subsidiaries and require any permitted borrowings to be collateralized.

The Company also is subject to various legal and regulatory policies and requirements impacting the Company’s ability to pay dividends on, or redeem, the Preferred Shares.  As of the date of this prospectus supplement, we have paid in full all of our quarterly dividend obligations on the Preferred Shares.  However, we may not pay dividends on the Preferred Shares without prior regulatory approval.  Under the Federal Reserve’s capital regulations, in order to ensure Tier 1 capital treatment for the Preferred Shares, the Company’s redemption of any of the Preferred Shares must be subject to prior regulatory approval.  In addition, as a matter of policy, the Federal Reserve may generally restrict or prohibit the payment of dividends if (i) the Company’s net income available to shareholders for the past four quarters, net of dividends previously paid during that period, is not sufficient to fully fund the dividends; (ii) the Company’s prospective rate of earnings retention is not consistent with its capital needs and overall current and prospective financial condition; (iii) the Company will not meet, or is in danger of not meeting, its minimum regulatory capital ratios; or (iv) the Federal Reserve otherwise determines that the payment of dividends would constitute an unsafe or unsound practice.  Recent and future regulatory developments may result in additional restrictions on the Company’s ability to pay dividends.  More specifically, pursuant to our current agreement with the Federal Reserve Bank of St. Louis, we must obtain its and the Kentucky Department of Financial Institution’s approval before paying any dividends on our preferred shares.  Representatives of these regulatory agencies have indicated that any such approval for the payment of dividends will be predicated on a demonstration of adequate, normalized earnings on the part of our subsidiaries sufficient to support quarterly payments on our trust preferred securities and quarterly dividends on our common stock and the Preferred Shares.

If (i) there has occurred and is continuing an event of default under the terms of our trust preferred securities or (ii) we have given notice of our election to defer payments of interest on our trust preferred securities or any such deferral has occurred and is continuing, then we may not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, including the Preferred Shares.

In addition, the terms of the Preferred Shares do not limit the amount of debt or other obligations we or our subsidiaries may incur in the future. Accordingly, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Preferred Shares or to which the Preferred Shares will be structurally subordinated.

An active trading market for the Preferred Shares may not develop or be maintained.

The Preferred Shares are not currently listed on any securities exchange or available for quotation on any national quotation system, and we do not plan to list, or make available for quotation, the Preferred Shares in the future. There can be no assurance that an active trading market for the Preferred Shares will develop or, if developed, will be maintained. If an active market is not developed and maintained, the market value and liquidity of the Preferred Shares may be materially and adversely affected.

The Preferred Shares may be junior in rights and preferences to our future preferred stock.

Subject to approval by the holders of at least 66 2/3% of the Preferred Shares then outstanding, voting as a separate class, we may issue preferred stock in the future the terms of which are expressly senior to the Preferred Shares. The terms of any such future preferred stock expressly senior to the Preferred Shares may prohibit or otherwise restrict dividend payments on the Preferred Shares. For example, the terms of any such senior preferred stock may provide that, unless full dividends for all of our outstanding preferred stock senior to the Preferred Shares have been paid for the relevant periods, no dividends will be paid on the Preferred Shares, and no Preferred Shares may be repurchased, redeemed, or otherwise acquired by us. In addition, in the event of our liquidation, dissolution or winding-up, the terms of any such senior preferred stock would likely prohibit us from making any payments on the Preferred Shares until all amounts due to holders of such senior preferred stock are paid in full.

Holders of the Preferred Shares have limited voting rights.

Unless and until we are in arrears on our dividend payments on the Preferred Shares for six quarterly periods, whether or not consecutive, the holders of the Preferred Shares will have no voting rights except with respect to certain fundamental changes in the terms of the Preferred Shares and certain other matters and except as may be required by applicable law. If dividends on the Preferred Shares are not paid in full for six quarterly periods, whether or not consecutive, the total number of positions on the Company’s board of directors will automatically increase by two and the holders of the Preferred Shares, acting as a class with any other shares of our preferred stock with parity voting rights to the Preferred Shares, will have the right to elect two individuals to serve in the new director positions. This right and the terms of such directors will end when we have paid in full all accrued and unpaid dividends for all past dividend periods. See “Description of Preferred Shares—Voting Rights” in this prospectus supplement.

We are subject to extensive regulation, and ownership of the Preferred Shares may have regulatory implications for holders thereof.

We are subject to extensive federal and state banking laws, including the Bank Holding Company Act of 1956, as amended (the “BHCA”), and federal and state banking regulations, that impact the rights and obligations of owners of the Preferred Shares, including, for example, our ability to declare and pay dividends on, and to redeem, the Preferred Shares.   Although the Company does not believe the Preferred Shares are considered “voting securities” currently, if they were to become voting securities for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition,  if the Preferred Shares become “voting securities”, then (a) any bank holding company or foreign bank that  is subject to the BHCA may need approval  to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert) may need  regulatory approval  to acquire or retain 10% or more of the Preferred Shares.  A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

Our current agreements with regulators have had and may continue to have a negative effect on holding our Preferred Shares.

Primarily as a result of increased levels of nonperforming assets, the Company and three of its bank subsidiaries, Farmers Bank & Capital Trust Co., United Bank &  Trust Co., and Citizens Bank of Northern Kentucky, Inc.,  have entered into separate agreements with their respective regulators.  In the aggregate, these agreements, among other things, require (1) the Company to develop an acceptable capital plan to ensure that the consolidated organization remains well-capitalized and each of its subsidiary banks meet the capital requirements imposed by their regulator as described elsewhere in this report, (2) the maintenance of minimum regulatory capital ratios at these three banks, including in some cases increasing existing capital ratios, (3) these three banks refrain from paying dividends to the Company unless approved in advance by the regulators and (4) the Company not make future interest payments on its trust preferred securities or dividends on its common or preferred stock (including the Preferred Shares) without seeking prior approval from Federal Reserve Bank of St. Louis and the Kentucky Department of Financial Institutions.  Representatives of the Federal Reserve Bank of St. Louis and the Kentucky Department of Financial Institutions have indicated that any such approval for the payment of dividends will be predicated on a demonstration of adequate, normalized earnings on the part of our subsidiaries sufficient to support quarterly payments on our trust preferred securities and quarterly dividends on our common and preferred stock (including the Preferred Shares).  While both regulatory agencies have  as of the date of this prospectus supplement granted approval of all our subsequent quarterly requests to make interest payments on our trust preferred securities and dividends on our preferred stock (including the Preferred Shares), we have not (based on the assessment by our management of both the Company’s capital position and the earnings of its subsidiaries) sought regulatory approval for the payment of common stock dividends since the fourth quarter of 2009.

If we redeem the Preferred Shares, you may be unable to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return.

We have the right to redeem the Preferred Shares, in whole or in part, at our option at any time, subject to prior regulatory approval.  If we choose to redeem the Preferred Shares in part, we have been informed by Depository Trust Company that it is their current practice to determine by lot the amount of the interest of each direct participant (through which beneficial owners hold their interest) to be redeemed.  If we choose to redeem the Preferred Shares, we are likely to do so if we are able to obtain a lower cost of capital.  If prevailing interest rates are relatively low if or when we choose to redeem the Preferred Shares, you generally will not be able to reinvest the redemption proceeds in a comparable investment at the same or greater rate of return. Furthermore, if we redeem the Preferred Shares in part, the liquidity of the outstanding Preferred Shares may be limited.

If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially and could have a material adverse effect on our liquidity and cash flows.

We have the right to redeem the Preferred Shares, in whole or in part, at our option at any time.  If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% per annum to 9.0% per annum, which could have a material adverse effect on our liquidity and cash flows. See “Description of Preferred Shares—Redemption and Repurchases” in this prospectus supplement.   Any redemption by us of the Preferred Shares would require prior regulatory approval from the Federal Reserve. We have not applied for such regulatory approval and have no present intention to redeem any of the Preferred Shares, although, in the future, we may seek such approval and, if such approval is obtained (as to which no assurance can be given), redeem the Preferred Shares for cash.

There can be no assurance when the Preferred Shares and related warrant issued to the Treasury can be redeemed.

Subject to consultation with banking regulators, we  intend to redeem the Preferred Shares, and potentially the warrant we issued to the Treasury, when we believe the credit metrics in our loan portfolio have improved for the long-term and the overall economy has rebounded and we have adequate capital resources available . However, there can be no assurance when the Preferred Shares can be redeemed and the warrant repurchased, if at all. Until such time as the Preferred Shares are redeemed, we will remain subject to the terms and conditions of those instruments. Further, our continued participation in the CPP subjects us to increased regulatory and legislative oversight, including with respect to executive compensation. These new and any future oversight and legal requirements and implementing standards under the CPP may have unforeseen or unintended adverse effects on the financial services industry as a whole, and particularly on CPP participants such as us.

Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of Preferred Shares may be limited.

The doctrine of sovereign immunity, as limited by the Federal Tort Claims Act (the “FTCA”), provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress.  The FTCA bars claims for fraud or misrepresentation.  At least one federal court, in a case involving a federal agency, has held that the United States may assert its sovereign immunity to claims brought under the federal securities laws.  In addition, Treasury and its officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof.  The underwriters are not claiming to be agents of Treasury in this offering.  Accordingly, any attempt to assert such a claim against the officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement and the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering of the Preferred Shares by Treasury would likely be barred.

Risk Factors Related to the Auction Process

The price of the Preferred Shares could decline rapidly and significantly following this offering.

The public offering price of the Preferred Shares, which will be the clearing price plus accrued dividends thereon, will be determined through an auction process conducted by Treasury and the auction agents.  Prior to this offering there has been no public market for the Preferred Shares, and the public offering price may bear no relation to market demand for the Preferred Shares once trading begins.  We have been informed by both Treasury and                                 and                                              , as the auction agents, that they believe that the bidding process will reveal a clearing price for the Preferred Shares offered in the auction process.  If there is little or no demand for the Preferred Shares at or above the public offering price once trading begins, the price of the Preferred Shares would likely decline following this offering.  Limited or less-than-expected liquidity in the Preferred Shares, including decreased liquidity due to a sale of less than all of the offered Preferred Shares, could also cause the trading price of the Preferred Shares to decline.  In addition, the auction process may lead to more volatility in, or a decline in, the trading price of the Preferred Shares after the initial sales of the Preferred Shares in this offering.  If your objective is to make a short-term profit by selling the Preferred Shares you purchase in the offering shortly after trading begins, you should not submit a bid in the auction.

The auction process for this offering may result in a phenomenon known as the “winner’s curse,” and, as a result, investors may experience significant losses.

The auction process for this offering may result in a phenomenon known as the “winner’s curse.”  At the conclusion of the auction process, successful bidders that receive allocations of Preferred Shares in this offering may infer that there is little incremental demand for the Preferred Shares above or equal to the public offering price.  As a result, successful bidders may conclude that they paid too much for the Preferred Shares and could seek to immediately sell their Preferred Shares to limit their losses should the price of the Preferred Shares decline in trading after the auction process is completed.  In this situation, other investors that did not submit bids that are accepted by Treasury may wait for this selling to be completed, resulting in reduced demand for the Preferred Shares in the public market and a significant decline in the price of the Preferred Shares.  Therefore, we caution investors that submitting successful bids and receiving allocations may be followed by a significant decline in the value of their investment in the Preferred Shares shortly after this offering.

The auction process for this offering may result in a situation in which less price sensitive investors play a larger role in the determination of the public offering price and constitute a larger portion of the investors in this offering, and, as a result, the public offering price may not be sustainable once trading of Preferred Shares begins.

In a typical public offering of securities, a majority of the securities sold to the public are purchased by professional investors that have significant experience in determining valuations for companies in connection with such offerings.  These professional investors typically have access to, or conduct their own, independent research and analysis regarding investments in such offerings.  Other investors typically have less access to this level of research and analysis, and as a result, may be less sensitive to price when participating in the auction.  Because of the auction process used in this auction, these less price sensitive investors may have a greater influence in setting the public offering price (because a larger number of higher bids may cause the clearing price in the auction to be higher than it would otherwise have been absent such bids) and may have a higher level of participation in this offering than is normal for other public offerings.  This, in turn, could cause the auction process to result in a public offering price that is higher than the price professional investors are willing to pay for the Preferred Shares.  As a result, the price of the Preferred Shares may decrease once trading of the Preferred Shares begins.  Also, because professional investors may have a substantial degree of influence on the trading price of the Preferred Shares over time, the price of the Preferred Shares may decline and not recover after this offering.  Furthermore, if the public offering price of the Preferred Shares is above the level that investors determine is reasonable for the Preferred Shares, some investors may attempt to short sell the Preferred Shares after trading begins, which would create additional downward pressure on the trading price of the Preferred Shares.

The clearing price for the Preferred Shares may bear little or no relationship to the price for the Preferred Shares that would be established using traditional valuation methods, and, as a result, the trading price of the Preferred Shares may decline significantly following the issuance of the Preferred Shares.

The public offering price of the Preferred Shares will be equal to the clearing price plus accrued dividends thereon.  The clearing price of the Preferred Shares may have little or no relationship to, and may be significantly higher than, the price for the Preferred Shares that otherwise would be established using traditional indicators of value, such as our future prospects and those of our industry in general; our revenues, earnings, and other financial and operating information; multiples of revenue, earnings, capital levels, cash flows, and other operating metrics; market prices of securities and other financial and operating information of companies engaged in activities similar to us; and the views of research analysts.  The trading price of the Preferred Shares may vary significantly from the public offering price.  Potential investors should not submit a bid in the auction for this offering unless they are willing to take the risk that the price of the Preferred Shares could decline significantly.

Successful bidders may receive the full number of Preferred Shares subject to their bids, so potential investors should not make bids for more Preferred Shares than they are prepared to purchase.

Each bidder may submit multiple bids.  However, as bids are independent, each bid may result in an allocation of Preferred Shares.  Allocation of the Preferred Shares will be determined by, first, allocating Preferred Shares to any bids made above the clearing price, and second, allocating Preferred Shares on a pro-rata basis among bids made at the clearing price.  If Treasury elects to sell Preferred Shares in the offering, the bids of successful bidders that are above the clearing price will be allocated all of the Preferred Shares represented by such bids, and only accepted bids submitted at the clearing price will experience pro-rata allocation, if any.  Bids that have not been modified or withdrawn by the time of the submission deadline are final and irrevocable, and bidders who submit bids that are accepted by Treasury will be obligated to purchase the Preferred Shares allocated to them.  Accordingly, the sum of a bidder’s bid sizes as of the submission deadline should be no more than the total number of Preferred Shares the bidder is willing to purchase, and investors are cautioned against submitting a bid that does not accurately represent the number of Preferred Shares that they are willing and prepared to purchase.

Submitting a bid does not guarantee an allocation of Preferred Shares, even if a bidder submits a bid at or above the public offering price of the Preferred Shares.

The auction agents, in their sole discretion, may require that bidders confirm their bids before the auction closes (although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws).  If a bidder is requested to confirm a bid and fails to do so within the permitted time period, that bid may be deemed to have been withdrawn and, accordingly, that bidder may not receive an allocation of Preferred Shares even if the bid is at or above the public offering price.  The auction agents may, however, choose to accept any such bid even if it has not been reconfirmed.  In addition, the auction agents may determine in some cases to impose size limits on the aggregate size of bids that they choose to accept from any bidder (including any network broker), and may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.  Furthermore, if Treasury elects to sell Preferred Shares in the offering, each accepted bid submitted above the clearing price will be allocated all of the Preferred Shares represented by such bid.  However, any accepted bids submitted in the auction at the clearing price may experience pro-rata allocation.  Treasury could also decide, in its sole discretion, not to sell any Preferred Shares in this offering after the clearing price has been determined.  As a result of these factors, you may not receive an allocation for all the Preferred Shares for which you submit a bid.

We cannot assure you that the auction will be successful or that the full number of offered Preferred Shares will be sold.

If sufficient bids are received and accepted by the auction agents to enable Treasury to sell the offered Preferred Shares in this offering, the public offering price will be set at the clearing price plus accrued dividends thereon, unless Treasury decides, in its sole discretion, not to sell any Preferred Shares in this offering after the clearing price is determined.  The clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept. The clearing price will be equal to the highest price in the auction for which the quantity of all bids at or above such price equals the number of Preferred Shares that Treasury has elected to sell.  Even if bids are received for all or more of the offered Preferred Shares, Treasury is not obligated to sell any Preferred Shares regardless of the clearing price set through the auction process.  The liquidity of the Preferred Shares may be limited if less than all of the offered Preferred Shares are sold by Treasury.  Possible future sales of Treasury’s remaining Preferred Shares, if any are held following this offering, could affect the trading price of the Preferred Shares sold in this offering.

Submitting bids through a network broker or any other broker that is not an auction agent may in some circumstances shorten deadlines for potential investors to submit, modify or withdraw their bids.

In order to participate in the auction, bidders must have an account with, and submit bids to purchase Preferred Shares through, either an auction agent or a network broker.  Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through an auction agent or a network broker.  Potential investors and brokers that wish to submit bids in the auction and do not have an account with an auction agent or a network broker must either establish such an account prior to bidding in the auction or cause a broker that has such an account to submit a bid through that account.  Network brokers and other brokers will impose earlier submission deadlines than those imposed by the auction agents in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to an auction agent (or, in the case of non-network brokers submitting bids through a network broker, to such network broker to transmit to the auction agents) before the auction closes.  As a result of such earlier submission deadlines, potential investors who submit bids through a network broker, or brokers that submit bids through an auction agent or a network broker, will need to submit or withdraw their bids earlier than other bidders, and it may in some circumstances be more difficult for such bids to be submitted, modified or withdrawn.

USE OF PROCEEDS

The Preferred Shares offered by this prospectus supplement are being sold for the account of Treasury.  Any proceeds from the sale of these Preferred Shares will be received by Treasury for its own account, and we will not receive any proceeds from the sale of any Preferred Shares offered by this prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Three Months Ended March 31,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007
	(unaudited)	(unaudited)

Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends(1)(2)
Excluding Interest on Deposits	2.1x	1.1x	1.4x	(2.5)x(3)	1.2x	2.8x
Including Interest on Deposits	1.5x	1.0x	1.2x	(0.1)x(3)	1.1x	1.4x

(1)
Earnings have been calculated by adding combined fixed charges to consolidated income from continuing operations.  Combined fixed charges consist of interest expense, estimated interest on rental expense and preferred stock dividends.  For all periods, we computed the ratios of earnings to combined fixed charges and preferred stock dividends by dividing earnings by combined fixed charges and preferred stock dividends.  If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% to 9.0% per annum, which would adversely affect our ratio of earnings to combined fixed charges and preferred stock dividends.

(2)	We issued 30,000 shares of preferred stock on January 9, 2009 that are currently outstanding. We were not required to pay any dividends on the preferred stock for 2007 or 2008.
(3)	The dollar amount of the deficiency was $55.4 million.

DESCRIPTION OF PREFERRED SHARES

This section summarizes specific terms and provisions of the Preferred Shares. The description of the Preferred Shares contained in this section is qualified in its entirety by the actual terms of the Preferred Shares, as are stated in the Articles of Amendment to the Company’s Second Amended and Restated Articles of Incorporation, a copy of which was attached as Exhibit 3.1 to our Current  Report on Form 8-K filed on January 13, 2009 and incorporated by reference into this prospectus supplement and the accompanying prospectus.  See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

General

The Preferred Shares constitutes a series of our perpetual, cumulative, preferred stock, consisting of 30,000 shares, no par value, having a liquidation preference amount of $1,000 per share. The Preferred Shares have no maturity date. We issued the Preferred Shares to Treasury on January 9, 2009, in connection with the CPP for an aggregate purchase price of $30 million in a private placement exempt from the registration requirements of the Securities Act. The Preferred Shares qualify as Tier 1 capital for regulatory purposes.

Dividends

Rate. Dividends on the Preferred Shares are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 5% per annum from January 9, 2009 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. As of the date of this prospectus supplement, we have paid in full all of our quarterly dividend obligations on the Preferred Shares.  However, we may not pay dividends on the Preferred Shares without prior regulatory approval.  Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the Preferred Shares) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Holders of Preferred Shares sold by Treasury in the auction, if any, that are record holders on the record date for the August 15, 2012 dividend payment date will be entitled to any declared dividends payable on such date.

Dividends on the Preferred Shares are cumulative. If for any reason our board of directors does not declare a dividend on the Preferred Shares for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are not obligated to pay holders of the Preferred Shares any dividend in excess of the dividends on the Preferred Shares that are payable as described above. There is no sinking fund with respect to dividends on the Preferred Shares.

Regulatory. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment of that dividend.

Under a Memorandum of Understanding entered in the fourth quarter of 2009, we have agreed with the Federal Reserve Bank of St. Louis that we will not pay interest payments on our trust preferred securities or dividends on our common or preferred stock (including the Preferred Shares) without prior approval from the Federal Reserve Bank of St. Louis and the Kentucky Department of Financial Institutions.  Representatives of these regulatory agencies have indicated that any such approval for the payment of dividends will be predicated on a demonstration of adequate, normalized earnings on the part of our subsidiaries sufficient to support quarterly payments on our trust preferred securities and quarterly dividends on our common and preferred stock (including the Preferred Shares).  As of the date of this prospectus supplement, both regulatory agencies have granted approval of all our requests to make interest payments on our trust preferred securities and dividends on the Preferred  Shares.  As of the date of this prospectus supplement, we have not sought regulatory approval for the payment of common stock dividends since the fourth quarter of 2009.

Priority of Dividends. So long as the Preferred Shares remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Preferred Shares), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock. unless all accrued and unpaid dividends on the Preferred Shares for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the Preferred Shares, the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Shares as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Preferred Shares will be entitled to receive for each share of the Preferred Shares, out of the assets of the Company or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Preferred Shares, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Preferred Shares (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Preferred Shares and the holders of any other class or series of our stock ranking equally with the Preferred Shares, the holders of the Preferred Shares and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Preferred Shares, neither a merger or consolidation of the Company with another entity, including a merger or consolidation in which the holders of Preferred Shares receive cash, securities or other property for their shares, nor a sale, lease or exchange of all or substantially all of the Company’s assets, will constitute a liquidation, dissolution or winding up of the affairs of the Company.

Redemptions and Repurchases

We may redeem the Preferred Shares, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per Preferred Share plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Preferred Shares by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of Preferred Shares must state: (i) the redemption date; (ii) the number of Preferred Shares to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Preferred Shares, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

The Securities Purchase Agreement between us and Treasury provides that so long as Treasury continues to own any Preferred Shares, we may not repurchase any Preferred Shares from any other holder of such shares unless we offer to repurchase a ratable portion of the Preferred Shares then held by Treasury on the same terms and conditions.

Preferred Shares that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Preferred Shares.

We desire to redeem some or all of the Preferred Shares prior to the February 15, 2014, increase in dividend rate.  Currently, no determination has been made as to when we will be able to redeem some or all of the Preferred Shares and how we will fund such redemption.

We would need the approval of our regulators to redeem any of our Preferred Shares.  In order for us to obtain regulatory approval to redeem the Preferred Shares, we would expect that such regulators would require us and our subsidiary banks to maintain our capital commitments to them after giving effect to the redemption of the Preferred Shares so approved.  Currently, to redeem all of the Preferred Shares without violating such capital commitments and maintaining estimated adequate capital reserves for future operations, we would need to replace substantially all of the capital represented by the Preferred Shares with capital raised from other sources.

We would prefer to generate the additional capital for redemptions through earnings from operations, although it is unlikely through earnings we could raise all of such additional capital by February 15, 2014.  We could at a future date attempt to raise such additional capital by offering for sale debt or equity securities in a public offering or private placement exempt from registration.  We periodically evaluate potential capital raising scenarios and could seek a securities offering in the future. However, no determination has been made as to if or when a capital raise will be completed.

No Conversion Rights

Holders of the Preferred Shares have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

The holders of the Preferred Shares do not have voting rights other than those described below, except to the extent specifically required by Kentucky law.

Whenever dividends have not been paid on the Preferred Shares for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of the Company will automatically increase by two and the holders of the Preferred Shares will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) for all past dividend periods on all outstanding Preferred Shares have been paid in full at which time this right will terminate with respect to the Preferred Shares, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Preferred Shares. There is no limit on the number of nominations and a plurality of eligible votes would determine the election of the two new directors.

No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the Preferred Shares and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Preferred Shares and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding Preferred Shares voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Preferred Shares are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends” above) upon which voting rights similar to those of the Preferred Shares have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

Although the Company does not believe the Preferred Shares are considered “voting securities” currently, if they were to become “voting securities” for the purposes of the BHCA, whether because the Company has missed six dividend payments and holders of the Preferred Shares have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the Preferred Shares, or a holder of a lesser percentage of our Preferred Shares that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition,  if the Preferred Shares become “voting securities”, then (a) any bank holding company or foreign bank that  is subject to the BHCA may need approval  to acquire or retain more than 5% of the then outstanding Preferred Shares, and (b) any holder (or group of holders acting in concert) may need  regulatory approval  to acquire or retain 10% or more of the Preferred Shares.  A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock. Holders of the Preferred Shares should consult their own counsel with regard to regulatory implications.

In addition to any other vote or consent required by Kentucky law or by our Second Amended and Restated Articles of Incorporation, the vote or consent of the holders of at least 66-2/3% of the outstanding Preferred Shares, voting as a separate class, is required in order to do the following:

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amend or alter our Second Amended and Restated Articles of Incorporation or the Articles of Amendment for the Preferred Shares to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Preferred Shares with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•
amend, alter or repeal any provision of our Second Amended and Restated Articles of Incorporation or the Articles of Amendment for the Preferred Shares in a manner that adversely affects the rights, preferences, privileges or voting powers of the Preferred Shares; or

•
consummate a binding share exchange or reclassification involving the Preferred Shares or a merger or consolidation of the Company with another entity, unless (i) the Preferred Shares remain outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the Preferred Shares remaining outstanding or such preference securities have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Preferred Shares immediately prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, including authorized Preferred Shares necessary to satisfy preemptive or similar rights granted by us to other persons prior to January 9, 2009,  and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Preferred Shares with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Preferred Shares and will not require the vote or consent of the holders of the Preferred Shares.

To the extent holders of the Preferred Shares are entitled to vote, holders of Preferred Shares will be entitled to one vote for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Preferred Shares would otherwise be required, all outstanding Preferred Shares have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Preferred Shares to effect the redemption.

Book-Entry Procedures

The Depository Trust Company (the “DTC”) will act as securities depositary for the Preferred Shares.  We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co.  These certificates will represent the total aggregate number of Preferred Shares sold in the auction.  We will deposit these certificates with DTC or a custodian appointed by DTC.  We will not issue certificates to you for the Preferred Shares that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in the Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with its procedures.  Book-entry interests in the Preferred Shares may be transferred within DTC in accordance with procedures established for these purposes by DTC.  Each person owning a beneficial interest in the Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Preferred Shares.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.  DTC holds securities that its participants (“Direct Participants”) deposit with DTC.  DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates.  Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.  Access to the DTC system is also available to others such as securities brokers and dealers, including the underwriters, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).  The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant.  The Direct Participant will receive a credit for the Preferred Shares on DTC’s records.  You, as the actual owner of the Preferred Shares, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership.  DTC’s records reflect only the identity of the Direct Participants to whose accounts Preferred Shares are credited.

You will not receive written confirmation from DTC of your purchase.  The Direct or Indirect Participants through whom you purchased Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings.  The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of the holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Any redemption notices with respect to the Preferred Shares will be sent to Cede & Co.  If less than all of the Preferred Shares are being redeemed, DTC will reduce each Direct Participant’s holdings of Preferred Shares in accordance with its procedures.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to the Preferred Shares.  Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date.  The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts the Preferred Shares are credited to on the record date, which are identified in a listing attached to the omnibus proxy.

Dividends on the Preferred Shares will be made directly to DTC’s nominee (or its successor, if applicable).  DTC’s practice is to credit participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to the Preferred Shares at any time by giving reasonable notice to us.  Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Preferred Shares.  In that event, we will print and deliver certificates in fully registered form for Preferred Shares.  If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue Preferred Shares in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Preferred Shares will be made in immediately available funds.  Secondary market trading among DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

AUCTION PROCESS

The following describes the auction process used to determine the public offering price of the Preferred Shares.  That process differs from methods traditionally used in other underwritten public offerings.  Treasury and the underwriters will determine the public offering price and the allocation of the Preferred Shares in this offering by an auction process conducted by the joint book-running managers,                          and                                       , in their capacity as the “auction agents.”  This auction process will involve a modified “Dutch auction” mechanic in which the auction agents (working with a number of other brokers) will receive and accept bids from bidders for the Preferred Shares.  We do not intend to submit any bids in the auction.   After the auction closes and those bids become irrevocable (which will occur automatically at the submission deadline to the extent such bids have not been modified or withdrawn at that time), the auction agents will determine the clearing price for the sale of the Preferred Shares offered hereby and, if Treasury chooses to proceed with the offering, the underwriters will allocate Preferred Shares to the winning bidders.  The clearing price for the Preferred Shares may bear little or no relationship to the price that would be established using traditional valuation methods.  You should carefully consider the risks described under “Risk Factors — Risk Factors Related to the Auction Process” beginning on page S-21 of this prospectus supplement.

Eligibility and Account Status

In order to participate in the auction process, bidders must have an account with, and submit bids to purchase Preferred Shares through, either an auction agent or one of the network brokers.  Brokers that are not network brokers will need to submit their bids, either for their own account or on behalf of their customers, through the auction agents or a network broker.  If you wish to bid in the auction and do not have an account with an auction agent or a network broker, you will either need to establish such an account prior to bidding in the auction (which may be difficult to do before the submission deadline) or contact your existing broker and request that it submit a bid through an auction agent or a network broker.  Network brokers and other brokers will have deadlines relating to the auction that are earlier than those imposed by the auction agents, as described below under “— The Auction Process — The Bidding Process.”

Because the Preferred Shares are complex financial instruments for which there is no established trading market, the auction agents, each network broker and any other broker that submits bids through the auction agents or any network broker will be required to establish and enforce client suitability standards, including eligibility, account status and size, to evaluate whether an investment in the Preferred Shares is appropriate for any particular investor.  Each of them will individually apply its own standards in making that determination, but in each case those standards will be implemented in accordance with the applicable requirements and guidelines of the Financial Industry Regulatory Authority (“FINRA”).  If you do not meet the relevant suitability requirements of an auction agent or another broker, you will not be able to bid in the auction.  Accounts at an auction agent or any other broker, including broker accounts, are also subject to the customary rules of those institutions.  You should contact your brokerage firm to better understand how you may submit bids in the auction process.

An auction agent or network brokers may require bidders (including any brokers that may be bidding on behalf of their customers) to submit additional information, such as tax identification numbers, a valid e-mail address and other contact information, and other information that may be required to establish or maintain an account.

The auction agents and the network brokers, upon request, will provide certain information to you in connection with the offering, including this prospectus supplement and the accompanying prospectus and forms used by such brokers, if any, to submit bids.  Additionally, you should understand that:

•	before submitting a bid in the auction, you should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including all the risk factors;

•
the clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept. The clearing price will be equal to the highest price in the auction for which the quantity of all bids at or above such price equals the number of Preferred Shares that Treasury has elected to sell;

•	if there is little or no demand for the Preferred Shares at or above the clearing price once trading begins, the price of the Preferred Shares will decline;

•
the liquidity of any market for the Preferred Shares may be affected by the number of Preferred Shares that Treasury elects to sell in this offering, and the price of the Preferred Shares may decline if the Preferred Shares are illiquid;

•
the auction agents, in their sole discretion, have the right to reconfirm any bid by contacting the purported bidder directly and to impose size limits on the aggregate size of bids that it chooses to accept from any bidder, including network brokers (although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws).  If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn, but alternatively may in their discretion choose to accept any such bid even if it has not been reconfirmed;

•	the auction agents may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering; and

•	the auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

None of the underwriters, Treasury or us have undertaken any efforts to qualify the Preferred Shares for sale in any jurisdiction outside the United States.  Except to the limited extent that this offering will be open to certain non-U.S. investors under private placement exemptions in certain countries other than the United States, investors located outside the United States should not expect to be eligible to participate in this offering.

Even if a bidder places a bid in the auction, it may not receive an allocation of the Preferred Shares in the offering for a number of reasons described below.  You should consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in determining whether to submit a bid, the number of Preferred Shares you seek to purchase and the price per share you are willing to pay.

The following brokers have agreed to be network brokers for purposes of the auction process:                                                   .  The network brokers will not share in any underwriting discounts or fees paid by us in connection with the offering of the Preferred Shares but may, subject to applicable FINRA and SEC rules and regulations, charge a separate commission to their own customers.

The Auction Process

The following describes how the auction agents will conduct the auction process:

General

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The auction will commence at 8:30 a.m., New York City time, on the date specified by the auction agents in a press release issued prior to the opening of the equity markets on such day, and will end at 6:30 p.m., New York City time, on the second  business day immediately thereafter (the “submission deadline”).  Unless you submit your bids through an auction agent, your broker will have an earlier deadline for accepting bids.  If a malfunction, technical or mechanical problem, calamity, crisis or other similar event occurs that the auction agents believe may interfere with the auction process, the auction agents may (in consultation with Treasury) decide to extend the auction or cancel and reschedule the auction.  The auction agents and the network brokers will advise bidders of any such decision to extend or cancel and reschedule the auction using e-mail, telephone or facsimile, and will attempt to make such notification prior to the time the auction is scheduled to close.  If the auction process is extended such that it closes at a later time on the same business day, any bids previously submitted will continue to be valid unless amended or cancelled by the bidder, but if the auction is extended such that it closes on the following business day or later, or is cancelled, all bids will be cancelled at the time of such extension or cancellation.

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The auction agents and the network brokers will contact potential investors with information about the auction process and how to participate and will solicit bids from prospective investors via electronic message, telephone and facsimile.  The minimum size of any bid is one Preferred Share.

The Bidding Process

•	The auction agents and the network brokers will only accept bids in the auction process in increments of whole Preferred Shares; no fractional interests will be sold.

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No maximum price or auction price range has been established in connection with the auction process, which means that there is no floor or ceiling on the price per share that you or any other bidder can bid in the auction.  Each bid must specify a price (such bid price to be in increments of $0.01) or such bid will be rejected.

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Once the auction begins, you may submit your bids either directly through an auction agent or through any network broker.  Bids through the network brokers will be aggregated and submitted to the auction agents as single bids at each price increment by those brokers.  Bids will only be accepted if they are made on an unconditional basis (i.e., no “all-or-none” bids will be accepted).

•	In connection with submitting a bid, you will be required to provide the following information:

•	the number of Preferred Shares that you are interested in purchasing (only in whole shares—no fractional interests);

•	the price per share you are willing to pay (such bid price to be in increments of $0.01); and

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any additional information that may be required to enable an auction agent and/or network broker to identify you, confirm your eligibility and suitability for participating in this offering, and, if you submit a successful bid, consummate a sale of Preferred Shares to you.

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You may submit multiple bids.  Canceling one bid does not cancel any other bid.  However, as bids are independent, each bid may result in an allocation of Preferred Shares.  Consequently, the sum of your bid sizes should be no more than the total number of Preferred Shares you are willing to purchase.  In addition, the auction agents may impose size limits on the aggregate size of bids that they choose to accept from any bidder (including any network broker), although the auction agents are under no obligation to do so or to reconfirm bids for any reason, except as may be required by applicable securities laws.

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At any time prior to the submission deadline, you may modify your bids to increase or decrease the number of Preferred Shares bid for or the price bid per share and may withdraw your bid and reenter the auction.  Network brokers, however, will impose earlier submission deadlines than that imposed by the auction agents in order to have sufficient time to aggregate bids received from their respective customers and to transmit the aggregate bid to the auction agents before the auction closes.  If you are bidding through a network broker, or another broker that is submitting bids through an auction agent or a network broker, you should be aware of any earlier submission deadlines that may be imposed by your broker.

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Conditions for valid bids, including eligibility standards and account funding requirements, may vary from broker to broker.  Some brokers, for example, may require a prospective investor to maintain a minimum account balance or to ensure that its account balance is equal to or in excess of the amount of its bid.  No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of Preferred Shares.

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A bid received by an auction agent or any network broker involves no obligation or commitment of any kind prior to the submission deadline.  Therefore, you will be able to withdraw a bid at any time prior to the submission deadline (or any deadline imposed by a network broker, if you are bidding through a network broker).  Following the submission deadline, however, all bids that have not been modified or withdrawn by you prior to the submission deadline will be considered final and irrevocable and may be accepted.  The auction agents and Treasury will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.

•
If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn.  The auction agents may, however, choose to accept your bid even if it has not been reconfirmed.

•	The auction agents may reject any bid that they determine, in their discretion, has a potentially manipulative, disruptive or other adverse effect on the auction process or the offering.

•	The auction agents will not provide bidders with any information about the bids of other bidders or auction trends, or with advice regarding bidding strategies, in connection with the auction process.

•
No funds will be transferred to the underwriters until the acceptance of the bid and the allocation of the Preferred Shares.  However, the auction agents or any network broker may require you to deposit funds or securities in your brokerage accounts with value sufficient to cover the aggregate dollar amount of your bids.  Bids may be rejected if you do not provide the required funds or securities within the required time.  The auction agents or any network broker may, however, decide to accept successful bids regardless of whether you have deposited funds or securities in your brokerage accounts.  In any case, if you are a successful bidder, you will be obligated to purchase the Preferred Shares allocated to you in the allocation process and will be required to deposit funds in your brokerage accounts prior to settlement, which is expected to occur three or four business days after the notices of acceptance are sent to you.

Pricing and Allocation

•
The auction agents will manage the master order book that will aggregate all bids and will include the identity of the bidders (or their brokers, in the case of bids submitted through a network broker).  The master order book will not be available for viewing by bidders.  Bidders whose bids are accepted will be informed about the result of their bids.

•
The clearing price will be determined based on the number of valid, irrevocable bids at the time of the submission deadline that Treasury decides, in its sole discretion, to accept. The clearing price will be equal to the highest price in the auction for which the quantity of all bids at or above such price equals the number of Preferred Shares that Treasury has elected to sell.

•	Unless Treasury decides not to sell any Preferred Shares or as otherwise described below, all Preferred Shares will be sold to bidders at the clearing price plus accrued dividends.

•
Promptly after the auction agents determine the clearing price, they will communicate that clearing price to Treasury.  Treasury may decide not to sell any Preferred Shares after the clearing price is determined.  Once Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents will confirm allocations of Preferred Shares to its clients and the network brokers.  The underwriters will sell all Preferred Shares at the same price per share plus accrued dividends.

•
If Treasury elects to sell Preferred Shares in the offering, allocation of the Preferred Shares will be determined by, first, allocating Preferred Shares to any bids made above the clearing price, and second, allocating Preferred Shares on a pro-rata basis among bids made at the clearing price.  The pro-rata allocation percentage for bids made at the clearing price will be determined by dividing the number of Preferred Shares to be allocated at the bidding increment equal to the clearing price by the number of Preferred Shares represented by bids at that bidding increment.  Each accepted bid submitted at the clearing price will be allocated a number of Preferred Shares approximately equal to the pro-rata allocation percentage multiplied by the number of Preferred Shares represented by its bid, rounded to the nearest whole number of Preferred Shares.  In no case, however, will any rounded amount exceed the original bid size.

•
After Treasury confirms its acceptance of the clearing price and the number of Preferred Shares to be sold, the auction agents and each network broker that has submitted successful bids will notify you, in the event your bids have been accepted by Treasury, by electronic message, telephone, facsimile or otherwise that the auction has closed and that your bids have been accepted by Treasury (subject, in some cases, to pro-ration, as described in this prospectus supplement).  They may also provide you with a preliminary allocation estimate, which will be subsequently followed by a final allocation and confirmation of sale.  In the event your bids are not accepted, you may be notified that your bids have not been accepted.  As a result of the varying delivery times involved in sending e-mails over the Internet and other methods of delivery, you may receive notices of acceptance before or after other bidders.

•
The clearing price and number of Preferred Shares to be sold are expected to be announced via press release on the business day following the end of the auction.  The price will also be included in the notice of acceptance and the confirmation of sale that will be sent to successful bidders, and will also be included in the final prospectus supplement for the offering.

•	Sales to investors will be settled through your account with the broker through which your bid was submitted.

•
If you submit bids that are accepted by Treasury, you will be obligated to purchase the Preferred Shares allocated to you regardless of whether you are aware that the notice of acceptance of your bid has been sent.  Once an underwriter has sent out a notice of acceptance and confirmation of sale, it will not cancel or reject your bid.  The auction agents and Treasury will rely on your bid in setting the public offering price and in sending notices of acceptance to successful bidders.  As a result, you will be responsible for paying for all of the Preferred Shares that are finally allocated to you at the public offering price.

       You should carefully review the procedures of, and communications from, the institution through which you bid to purchase Preferred Shares.

Auction Process Developments

You should keep in contact with the institution through which your bid has been submitted and monitor your relevant e-mail accounts, telephone and facsimile for notifications related to this offering, which may include:

•
Potential Request for Reconfirmation.  The auction agents, in their sole discretion, may ask you to reconfirm your bid by directly contacting you (or your broker, if you submitted your bid through a broker other than an auction agent), although the auction agents are under no obligation to reconfirm bids for any reason, except as may be required by applicable securities laws.  If you are requested to reconfirm a bid and fail to do so in a timely manner, the auction agents may deem your bid to have been withdrawn.  The auction agents may, however, choose to accept your bid even if it has not been reconfirmed.

•
Notice of Acceptance.  Notification as to whether any of your bids are successful and have been accepted by Treasury.  This notification will include the final clearing price.  If your bids have been accepted by Treasury, you will be informed about the results of the auction process.

SELLING SHAREHOLDER

The table below sets forth information concerning the resale of the Preferred Shares by Treasury. We will not receive any proceeds from the sale of any Preferred Shares sold by Treasury. Our operations are regulated by various U.S. governmental authorities, including in certain respects by Treasury. Other than through its role as a regulator and the acquisition of the Preferred Shares, Treasury has not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

Treasury acquired the Preferred Shares as part of the Troubled Asset Relief Program, which was established pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”). EESA was enacted into law on October 3, 2008 to restore confidence and stabilize the volatility in the U.S. banking system and to encourage financial institutions to increase their lending to customers and to each other.

The following description was provided by Treasury and is derived from the website of Treasury. Treasury is the executive agency of the United States government responsible for promoting economic prosperity and ensuring the financial security of the United States. Treasury is responsible for a wide range of activities, such as advising the President of the United States on economic and financial issues, encouraging sustainable economic growth and fostering improved governance in financial institutions. Treasury operates and maintains systems that are critical to the nation’s financial infrastructure, such as the production of coin and currency, the disbursement of payments to the American public, revenue collection and the borrowing of funds necessary to run the federal government. Treasury works with other federal agencies, foreign governments, and international financial institutions to encourage global economic growth, raise standards of living and, to the extent possible, predict and prevent economic and financial crises. Treasury also performs a critical and far-reaching role in enhancing national security by implementing economic sanctions against foreign threats to the United States, identifying and targeting the financial support networks of national security threats and improving the safeguards of our financial systems. In addition, under the EESA, Treasury was given certain authority and facilities to restore the liquidity and stability of the financial system.

The doctrine of sovereign immunity, as limited by the FTCA, provides that claims may not be brought against the United States of America or any agency or instrumentality thereof unless specifically permitted by act of Congress. The FTCA bars claims for fraud or misrepresentation. The courts have held, in cases involving federal agencies and instrumentalities, that the United States may assert its sovereign immunity to claims brought under the federal securities laws. Thus, any attempt to assert a claim against Treasury alleging a violation of the federal securities laws, including the Securities Act and the Exchange Act, resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, or any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relate, likely would be barred. In addition, Treasury and its members, officers, agents, and employees are exempt from liability for any violation or alleged violation of the anti-fraud provisions of Section 10(b) of the Exchange Act by virtue of Section 3(c) thereof. The underwriters are not claiming to be agents of Treasury in this offering. Accordingly, any attempt to assert such a claim against the members, officers, agents or employees of Treasury for a violation of the Securities Act or the Exchange Act resulting from an alleged material misstatement in or material omission from this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part or resulting from any other act or omission in connection with the offering to which this prospectus supplement and the accompanying prospectus relates likely would be barred.  See “Risk Factors – Treasury is a federal agency and your ability to bring a claim against Treasury under the federal securities laws in connection with a purchase of Preferred Shares may be limited.”

The table below sets forth information with respect to the number of Preferred Shares beneficially owned by Treasury as of                        , 2012, the number of Preferred Shares being offered by Treasury in this offering, and the number of Preferred Shares to be beneficially owned by Treasury after this offering, assuming all the Preferred Shares offered by Treasury in this offering are sold. The percentages below are calculated based on 30,000 Preferred Shares issued and outstanding as of                   , 2012.

	Beneficial Ownership Prior to the Offering(1)(2)			Beneficial Ownership After the Offering
Name and Address of Beneficial Owner	Number of Preferred Shares Beneficially Owned(1)	Percent	Preferred Shares Being Offered	Number of Preferred Shares Beneficially Owned(1)(2)	Percent
United States Department of the Treasury 1500 Pennsylvania Avenue, N.W. Washington, D.C. 20220	30,000	100%	30,000	0	0%

(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any Preferred Shares over which such person has voting or investment power and of which such person has the right to acquire beneficial ownership within 60 days.

(2)	Treasury also owns a warrant to purchase 223,992 of the shares of our common stock.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences applicable to “U.S. holders” and “non-U.S. holders” (each as defined below) with respect to the purchase, ownership and disposition of the Preferred Shares. This summary is based upon current provisions of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), Treasury regulations and judicial and administrative authority, all of which are subject to differing interpretations or change, possibly with retroactive effect. This summary is limited to investors who will hold the Preferred Shares as capital assets and does not discuss all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances. This discussion does not address the tax consequences to investors who are subject to special tax rules, such as banks and other financial institutions, insurance companies, governments and governmental entities, broker-dealers, partnerships and their partners, tax-exempt organizations, investors that will hold the Preferred Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated security transaction for U.S. federal income tax purposes, U.S. expatriates, or U.S. holders that have a functional currency that is not the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not address any alternative minimum tax consequences or any state, local or non-U.S. tax consequences. Each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local, and non-U.S. income and other tax considerations of the purchase, ownership, and disposition of the Preferred Shares.

For purposes of this summary, you are a “U.S. holder” if you are a beneficial owner of the Preferred Shares and you are for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (A) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person. You are a “non-U.S. holder” if you are a beneficial owner of the Preferred Shares that is an individual, corporation, estate or trust that is not a U.S. holder.

If a partnership (including any other entity treated as a partnership for U.S. federal income tax purposes) is a holder of the Preferred Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding Preferred Shares, you should consult your own tax advisors as to the particular U.S. federal income tax consequences of the purchase, ownership and disposition of the Preferred Shares.

U.S. Holders

Distributions on the Preferred Shares.  In general, if distributions are made with respect to the Preferred Shares, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits is treated first as a nontaxable return of capital reducing your tax basis in the Preferred Shares. Any amount in excess of your tax basis is treated as capital gain, the tax treatment of which is discussed below under “Sale or Redemption of the Preferred Shares.”

Dividends received by individual holders of the Preferred Shares will generally be subject to a reduced maximum tax rate of 15% if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction does not apply to dividends that are paid to individual stockholders with respect to Preferred Shares that are held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Preferred Shares become ex-dividend. Furthermore, the rate reduction does not apply to dividends received to the extent that an individual holder elects to treat the dividends as “investment income” for purposes of determining the holder’s limit for the deduction of investment interest under Section
163(d) of the Code. The 15% dividend rate is scheduled to expire December 31, 2012, at which time the rate will revert back to ordinary income rates previously in effect and applicable to dividends unless the Code is amended to provide for a different rate. In addition, under the Health Care and Education Reconciliation Act  of 2010, dividends received after December 31, 2012 by U.S. holders that are individuals could be subject to the 3.8% tax on net investment income. You should consult your own tax advisors regarding the implications of these rules in light of your particular circumstances.

Dividends received by corporate holders of the Preferred Shares may be eligible for a dividends received deduction equal to 70% of the amount of the distribution, subject to applicable limitations, including limitations related to “debt financed portfolio stock” under Section 246A of the Code and to the holding period requirements of Section 246 of the Code. In addition, any amount received by a corporate holder that is treated as a dividend may, depending on the circumstances, constitute an “extraordinary dividend” subject to the provisions of Section 1059 of the Code (except as may otherwise be provided in Treasury regulations yet to be promulgated). Under Section 1059, a corporate holder  that has held shares for two years or less before the dividend announcement date generally must reduce the tax basis of all of the holder’s shares (but not below zero) by the “non-taxed portion” of any “extraordinary dividend” and, if the non-taxed portion exceeds the holder’s tax basis for the shares, must treat any excess as gain from the sale or exchange of the shares in the year the payment is received. Individual holders of Preferred Shares that receive any “extraordinary dividends” that are treated as “qualified dividend income” (as discussed above) will be required to treat any losses on the sale of such Preferred Shares as long-term capital losses to the extent of such dividends.  We strongly encourage you to consult your own tax advisor regarding the extent, if any, to which these provisions may apply to you in light of your particular facts and circumstances.

Sale or Redemption of the Preferred Shares.  On the sale or exchange of the Preferred Shares to a party other than us, you generally will realize capital gain or loss in an amount equal to the difference between (a) the amount of cash and the fair market value of any property you receive on the sale and (b) your tax basis in the Preferred Shares. We strongly encourage you to consult your own tax advisors regarding applicable rates, holding periods and netting rules for capital gains and losses in light of your particular facts and circumstances. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers.

On the redemption of Preferred Shares by us, your surrender of the Preferred Shares for the redemption proceeds will be treated either as a payment received upon sale or exchange of the Preferred Shares or as a distribution with respect to all of your equity interests in us. Resolution of this issue will turn on the application of Section 302 of the Code to your individual facts and circumstances.

The redemption will be treated as gain or loss from the sale or exchange of Preferred Shares (as discussed above) if:

•	the redemption is “substantially disproportionate” with respect to you within the meaning of Section 302(b)(2) of the Code;

•	your interest in the Preferred Shares and any other equity interest in us is completely terminated (within the meaning of Section 302(b)(3) of the Code) as a result of such redemption; or

•
the redemption is “not essentially equivalent to a dividend” (within the meaning of Section 302(b)(1) of the Code). In general, redemption proceeds are “not essentially equivalent to a dividend” if the redemption results in a “meaningful reduction” of your interest in the issuer.

In determining whether any of these tests has been met, you must take into account not only the Preferred Shares and other equity interests in us that you actually own, but also shares and other equity interests that you constructively own within the meaning of Section 318 of the Code.

If none of the above tests giving rise to sale or exchange treatment is satisfied, then a payment made in redemption of the Preferred Shares will be treated as a distribution that is subject to the tax treatment described above under “Distributions on the Preferred Shares.” The amount of the distribution will be equal to the amount of cash and the fair market value of property you receive without any offset for your tax basis in the Preferred Shares. Your tax basis in the redeemed Preferred Shares should be transferred to your remaining Preferred Shares. If, however, you have no remaining Preferred Shares, your basis could be lost.

Any redemption proceeds that are attributable to any declared but unpaid dividends on the Preferred Shares will generally be subject to the rules described above under “U.S. Holders - Distributions on the Preferred Shares.”

We strongly encourage you to consult your own tax advisor regarding: (a) whether a redemption payment will qualify for sale or exchange treatment under Section 302 of the Code or, alternatively, will be characterized as a distribution; and (b) the resulting tax consequences to you in light of your individual facts and circumstances.

Information Reporting and Backup Withholding.  Information reporting will generally apply to noncorporate U.S. holders with respect to payments of dividends on the Preferred Shares and to certain payments of proceeds on the sale or other disposition of the Preferred Shares. Certain noncorporate U.S. holders may be subject to U.S. backup withholding (currently at a rate of 28%) on payments of dividends on the Preferred Shares and certain payments of proceeds on the sale or other disposition of the Preferred Shares unless the beneficial owner of the Preferred Shares furnishes the payor or its agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding.

U.S. backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, which may entitle the U.S. holder to a refund, provided the U.S. holder timely furnishes the required information to the Internal Revenue Service (the “IRS”).

Non-U.S. Holders

Distributions on the Preferred Shares.  Distributions treated as dividends as described above under “U.S. Holders – Distributions on the Preferred Shares” paid to a non-U.S. holder of the Preferred Shares will generally be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, distributions that are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such distributions are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

For purposes of obtaining a reduced rate of withholding under an income tax treaty or an exemption from withholding for dividends effectively connected to a U.S. trade or business, a non-U.S. holder will generally be required to provide a U.S. taxpayer identification number as well as certain information concerning the holder’s country of residence and entitlement to tax benefits. A non-U.S. holder can generally meet the certification requirements by providing a properly executed IRS Form W-8BEN (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (if the dividends are effectively connected with a trade or business in the United States) or suitable substitute form.

Sale or Redemption of the Preferred Shares.  A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange, redemption (except as discussed below) or other disposition of the Preferred Shares except for (i) certain non-resident alien individuals that are present in the United States for 183 or more days in the taxable year of the sale or disposition, (ii) gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if a tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (iii) non-U.S. holders that are subject to tax pursuant to certain provisions of U.S. federal income tax law applicable to certain expatriates, and (iv) gain if we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes.

We would not be treated as a “United States real property holding corporation” if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in a capacity as a creditor.  To the extent that we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes and a non-U.S. holder was not eligible for a treaty exemption, any gain on the sale of our Preferred Shares would be treated as effectively connected with a trade or business within the United States and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.  Gain that is treated as effectively connected with a trade or business within the United States will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder was a United States person as defined under the Code, unless an applicable income tax treaty provides otherwise.  Any such effectively connected income received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

We believe that we are not currently and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

A payment made to a non-U.S. holder in redemption of the Preferred Shares may be treated as a dividend, rather than as a payment in exchange for such stock, in the circumstances discussed above under “U.S. Holders – Sale or Redemption of the Preferred Shares,” in which event such payment would be subject to tax as discussed above under “–Distributions on the Preferred Shares.” Prospective investors should consult their own tax advisors to determine the proper tax treatment of any payment received in redemption of the Preferred Shares.

Information Reporting and Backup Withholding.  Information returns will be filed with the IRS reporting payments of dividends on the Preferred Shares and the amount of tax, if any, withheld with respect to those payments. Copies of information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. Unless the non-U.S. holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the Preferred Shares and the non-U.S. holder may be subject to U.S. backup withholding on dividend payments on the Preferred Shares or on the proceeds from a sale or other disposition of the Preferred Shares. Satisfaction of the certification procedures required to claim a reduced rate of withholding under a treaty described above in the section titled “Distributions on the Preferred Shares” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS. Non-U.S. holders are urged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

New Legislation Relating to Foreign Accounts

Legislation enacted in 2010 may impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities after December 31, 2012. The legislation generally imposes a 30% withholding tax on dividends on or gross proceeds from the sale or other disposition of Preferred Shares paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the Treasury to among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other  requirements. In addition, the legislation generally imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Under recently issued IRS guidance, these rules generally would apply to payments of dividends on the Preferred Shares made after December 31, 2013, and payments of gross proceeds from a disposition of the Preferred Shares made after December 31, 2014. Prospective investors should consult their tax advisors regarding this legislation.

UNDERWRITING

Treasury is offering the Preferred Shares through                                         and                                   as representatives of the several underwriters. The terms and conditions set forth in the underwriting agreement, dated                  , 2012, govern the sale and purchase of the Preferred Shares. Each underwriter named below has severally agreed to purchase from Treasury, and Treasury has agreed to sell to such underwriter, the number of Preferred Shares set forth opposite the name of each underwriter below at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement.

Underwriter	Number of Preferred Shares

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the Preferred Shares offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Preferred Shares that Treasury determines to sell, if any are purchased. The number of Preferred Shares that Treasury may determine to sell will depend, in part, upon the success of the auction process. See “Auction Process — The Auction Process — Pricing and Allocation.”

The underwriters plan to offer the Preferred Shares for sale pursuant to the auction process described above under “Auction Process.” Preferred Shares sold by the underwriters to the public will be sold at the clearing price determined through that auction process plus accrued dividends thereon. During the auction period, bids may be placed for Preferred Shares at any price in increments of $0.01. The offering of the Preferred Shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. As described under “Auction Process,” Treasury may decide not to sell any Preferred Shares in the auction process, regardless of the clearing price set in the auction process.

The underwriters are committed to purchase and pay for all such Preferred Shares, if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or this offering may be terminated.  The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at their discretion based on their assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement.

The following table shows the per share and total underwriting discounts and commissions that the underwriters will receive and the proceeds Treasury will receive.

Preferred Stock	Per Share	Total
Price to public(1)	$	$
Underwriting discounts and commissions to be paid by Treasury(2)
Proceeds to Treasury(1)

(1)	Plus accrued dividends from and including , 2012.

(2)
Treasury has agreed to pay all underwriting discounts and commissions and transfer taxes.  We have agreed to pay all transaction fees, if any, applicable to the sale of the Preferred Shares and certain fees and disbursements of counsel for Treasury incurred in connection with this offering.

We estimate that the total expenses of this offering, other than the underwriting discounts and commissions and transfer taxes, if any, will be approximately $                and are payable by us.

Restriction on Sales of Securities

We and Treasury have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 30 days after the date of this prospectus supplement, that we will not, without the prior written consent of the representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of preferred stock or any securities convertible into, or exercisable or exchangeable, for preferred stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of preferred stock.

The restrictions described in the immediately preceding paragraph will not apply to sales by Treasury of any of our Preferred Shares back to us.  The underwriters may, in their sole discretion and at any time and from time to time, without notice, release all or any portion of the Preferred Shares and other securities from the foregoing restrictions.

Indemnity

We have agreed to indemnify Treasury and the underwriters and persons who control the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of these liabilities.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions.

Stabilizing transactions permit bids to purchase Preferred Shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of Preferred Shares while this offering is in progress.

These stabilizing transactions may have the effect of raising or maintaining the market price of our Preferred Shares or preventing or retarding a decline in the market price of our Preferred Shares. As a result, the price of our Preferred Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Preferred Shares. These transactions may be effected in the open market or otherwise and, if commenced, may be discontinued at any time.

Listing

The Preferred Shares will not be listed for trading on any stock exchange or available for quotation on any national quotation system.

Selling Restrictions

United Kingdom

Each underwriter shall be deemed to have represented, warranted and agreed that:

•
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the ‘‘FSMA’’)) received by it in connection with the issue or sale of the Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to our company; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Preferred Shares in, from or otherwise involving the United Kingdom.

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the ‘‘Order’’) or (iii) high net worth companies, unincorporated associations and other persons, falling within Article 49(2)(a) to (d) of the Order or (iv) other persons to whom it may be lawfully communicated in accordance with the Order (all such persons together being referred to as ‘‘relevant persons’’). The Preferred Shares are only available to, and investment activity will only be engaged in with, relevant persons. Any person that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or either of their respective contents.

European Economic Area

In relation to each Member State of the European Economic Area (the ‘‘EEA’’) that has implemented the Prospectus Directive (each, a ‘‘Relevant Member State’’), an offer to the public of any Preferred Shares that are the subject of the offering contemplated in this prospectus supplement may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any Preferred Shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a) at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b) at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than ‘‘qualified investors,’’ as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the Preferred Shares shall result in a requirement for us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer to the public of any Preferred Shares’’ in relation to the Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Preferred Shares to be offered so as to enable an investor to decide to purchase the Preferred Shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression ‘‘Prospectus Directive’’ means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression ‘‘2010 PD Amending Directive’’ means Directive 2010/73/EU.

Conflict of Interest; Other Relationships

From time to time, the underwriters and their affiliates have provided, and may continue to provide, investment banking and other financial advisory services to us in the ordinary course of their businesses, and have received, and may continue to receive, compensation for such services.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the Preferred Shares offered by this prospectus supplement and certain other legal matters will be passed upon for us by Stoll Keenon Ogden PLLC, Lexington, Kentucky.  The underwriters are represented by                                       .

EXPERTS

Crowe Horwath LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement.  Our consolidated financial statements are incorporated by reference in reliance on Crowe Horwath LLP’s report, given on their authority as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed.  Neither we nor the selling securityholders may sell these securities until the registration statement filed with the Securities and Exchange Commission relating to these securities has been declared “effective” by the Securities and Exchange Commission. This prospectus is not an offer to sell these securities and we or the selling securityholders are not soliciting your offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 15, 2012
PROSPECTUS
FARMERS CAPITAL BANK CORPORATION
30,000 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A
Warrant to Purchase 223,992 Shares of Common Stock
223,992 Shares of Common Stock

This prospectus relates to the potential resale from time to time by selling securityholders of some or all of the 30,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), liquidation preference $1,000 per share, a warrant to purchase 223,992 shares of our common stock (the “Warrant”), and any shares of our common stock issuable from time to time upon exercise of the Warrant.  In this prospectus, we refer to the shares of Series A Preferred Stock, the Warrant and the shares of common stock issuable upon exercise of the Warrant, collectively, as the “securities.”  We issued the Series A Preferred Stock and the Warrant pursuant to the Letter Agreement dated January 9, 2009, and the related Securities Purchase Agreement — Standard Terms, between us and the United States Department of the Treasury (the “Treasury”), in a transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”).

The Treasury and its successors, including transferees, which we collectively refer to as the “selling securityholders,” may offer the securities from time to time directly or through underwriters, broker-dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices.  If these securities are sold through underwriters, broker-dealers or agents, the selling securityholders will be responsible for underwriting discounts or commissions or agents’ commissions.

We will not receive any proceeds from the sale of the securities by the selling securityholders.

Neither the Series A Preferred Stock nor the Warrant is listed on an exchange. Unless requested by the Treasury, we do not intend to list the Series A Preferred Stock on any exchange. We do not intend to list the Warrant on any exchange.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “FFKT.”  On May 11, 2012, the closing price of our common stock on the NASDAQ Global Select Market was $6.59 per share.  You are urged to obtain current market quotations of our common stock.

Our principal executive offices are located at P.O. Box 309, 202 W. Main St., Frankfort, KY 40602 and our telephone number is
(502) 227-1668.  Our Internet address is http://www.farmerscapital.com.
__________________

Investing in our securities involves a high degree of risk.  See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete.  Any representation to the contrary is a criminal offense.

These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries, and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. These securities involve investment risks, including possible loss of principal.
_______________________

The date of this prospectus is                         , 2012

Table of Contents

Page #

About This Prospectus	ii

Forward-Looking Statements	ii

Where You Can Find More Information	iii

Incorporation of Certain Documents by Reference	iv

Prospectus Summary	1

Risk Factors	3

Use of Proceeds	3

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	3

Description of Series A Preferred Stock	4

Description of Warrant to Purchase Common Stock	8

Description of Common Stock	10

Material Provisions of Our Articles of Incorporation, Bylaws and Kentucky Law	11

Plan of Distribution	14

Selling Securityholders	16

Legal Matters	16

Experts	16

i

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.  Under this shelf process, the selling securityholders may, from time to time, sell in one or more offerings, the securities described in this prospectus.

We will provide a prospectus supplement, that either has been or will be filed as an amendment to the registration statement, containing specific information about the terms of a particular offering by the selling securityholders.  The prospectus supplement may add, update or change information in this prospectus.  If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. We urge you to read both this prospectus and, if applicable, any prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages iii and iv in this prospectus.

In this prospectus, we frequently use the terms “we,” “us,” and “ours” to refer to Farmers Capital Bank Corporation (“Farmers Capital” and the “Company”) and its subsidiaries.

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents.  Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents creates any implication, under any circumstances, that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

Forward-Looking Statements

This prospectus contains, and any accompanying prospectus supplement and documents incorporated by reference herein or therein may contain, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Statements in this prospectus, and any accompanying prospectus supplement and documents incorporated by reference herein or therein, that are not statements of historical fact are forward-looking statements. In general, forward-looking statements relate to a discussion of future financial results or projections, future economic performance, future operational plans and objectives, and statements regarding the underlying assumptions of such statements. Although we believe that the assumptions underlying the forward-looking statements contained herein or therein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included herein or therein will prove to be accurate.

Various risks and uncertainties may cause actual results to differ materially from those indicated by our forward-looking statements. In addition to the risks described in this prospectus and any accompanying prospectus supplement under the heading “Risk Factors”, factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to:

•	economic conditions (both generally and more specifically in the markets in which we operate) and lower interest margins;
•	competition for our customers from other providers of financial services;
•	deposit outflows or reduced demand for financial services and loan products;
•	government legislation, regulation, and changes in monetary and fiscal policies (which changes from time to time and over which we have no control);
•	changes in interest rates;
•	changes in prepayment speeds of loans or investment securities;
•	inflation;
•	material unforeseen changes in the liquidity, results of operations, or financial condition of our customers;
•	changes in the level of non-performing assets and charge-offs;
•	changes in the number of common shares outstanding;
•	our capability to successfully enter into a definitive agreement for and close anticipated transactions;
•	the possibility that acquired entities may not perform as well as expected;
•	unexpected claims or litigation against us;
•	technological or operational difficulties;
•	the impact of new accounting pronouncements and changes in policies and practices that may be adopted by regulatory agencies;
•	acts of war or terrorism;
•	the ability of the parent company to receive dividends from its subsidiaries;
•	the impact of larger or similar financial institutions encountering difficulties, which may adversely affect the banking industry or us;
•	our ability to maintain required capital levels and adequate funding sources and liquidity; and
•	other risks or uncertainties detailed in our filings with the SEC and incorporated herein by reference, all of which are difficult to predict and many of which are beyond our control.

      Our forward-looking statements are based on information available at the time such statements are made. We expressly disclaim any intent or obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events, or other changes.

Where You Can Find More Information

We are subject to the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company.  You may read and copy any of these filed documents at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC, 20549.  Please call the SEC at 1-800-SEC-0330 for further information.  Our SEC filings are also available to the public from the SEC’s website at www.sec.gov or on our website at www.farmerscapital.com.  However, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus or any accompanying prospectus supplement.  Written requests for copies of the documents we file with the SEC should be directed to P.O. Box 309, 202 W. Main St., Frankfort, KY 40602, Attention:  C. Douglas Carpenter; e-mail address: DCarpenter@farmerscapital.com.  Telephone requests for copies should be directed to (502) 227-1668.

This prospectus is part of a registration statement filed with the SEC and does not contain all of the information included in the registration statement.  For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-1 that may be obtained as described above. Whenever a reference is made in this prospectus or any prospectus supplement to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement for a copy of the referenced contract or document.  Statements contained in this prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC in other documents.  This means that we can disclose important information to you by referring you to other documents filed separately with the SEC.  The information that we incorporate by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus.

We incorporate by reference into this prospectus the documents listed below, except to the extent that any information contained in those documents is deemed “furnished” rather than “filed” in accordance with SEC rules. The documents we incorporate by reference, all of which we have previously filed with the SEC, include:

•	Our Annual Report on Form 10-K (File No. 000-14412) for the year ended December 31, 2011, filed with the SEC on March 7, 2012;

•	Our Quarterly Report on Form 10-Q (File No. 000-14412) for the quarter ended March 31, 2012, filed with the SEC on May 9, 2012;

•	Our Current Reports on Form 8-K (File No. 000-14412) filed with the SEC on March 7, 2012 and May 9, 2012; and

•	Our definitive Proxy Statement on Schedule 14A (File No. 000-14412) for our 2012 Annual Meeting of Shareholders filed with the SEC on April 2, 2012.

We also incorporate by reference additional documents that we will file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the effectiveness of the registration statement (other than information in such additional documents that is deemed, under SEC rules, to have been furnished and not to have been filed). These additional documents will be deemed to be incorporated by reference, and to be a part of, this prospectus from the date of their filing. These documents include proxy statements and periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and, to the extent they are considered filed, Current Reports on Form 8-K.  To the extent any information incorporated by reference from later filed documents is inconsistent with information that is included in this prospectus, any applicable prospectus supplement or incorporated by reference from earlier documents, then the later information shall supersede the earlier information to the extent they are inconsistent.

On the written or oral request of each person, including any beneficial owner, to whom a copy of this prospectus is delivered, we will provide, without charge, a copy of any or all of the documents incorporated by reference in this prospectus or in any related prospectus supplement, except exhibits to those documents, unless the exhibits are specifically incorporated by reference.

Written requests for copies should be directed to P.O. Box 309, 202 W. Main St., Frankfort, KY 40602, Attention:  C. Douglas Carpenter; e-mail address: DCarpenter@farmerscapital.com.  Telephone requests for copies should be directed to (502) 227-1668.

The reports and other documents filed with the SEC and incorporated herein by reference may also be found on our Website at www.farmerscapital.com under the “investor relations” tab and then the “SEC Filings” link.

You should rely only upon the information provided in this document, any prospectus supplement or incorporated in this document by reference.  We have not authorized anyone to provide you with different information.  You should not assume that the information in this document, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover or the date given in the applicable document.

Prospectus Summary

The Company

Farmers Capital Bank Corporation is a Kentucky corporation and a registered bank holding company headquartered in Frankfort, Kentucky.  Our operating subsidiaries provide a wide range of banking and bank-related services to customers from 36 banking locations in 23 communities throughout Central and Northern Kentucky.  The bank subsidiaries owned by Farmers Capital include Farmers Bank & Capital Trust Co. (Frankfort, Kentucky), United Bank & Trust Co. (Versailles, Kentucky), Citizens Bank of Northern Kentucky, Inc. (Newport, Kentucky), and First Citizens Bank (Elizabethtown, Kentucky).  We also own FCB Services, Inc., a nonbank data processing subsidiary located in Frankfort, Kentucky, which provides services primarily to our bank subsidiaries.  Further, we own EKT Properties, Inc., which is involved in real estate management and liquidation for certain properties repossessed by our subsidiary banks.

As of March 31, 2012, we had total consolidated assets of approximately $1.89 billion, total loans net of unearned income of approximately $1.05 billion, total deposits of approximately $1.45 billion and total shareholders’ equity of approximately $160 million.

Our common stock is traded on the NASDAQ Global Select Market under the ticker symbol “FFKT.”  Our principal executive offices are located at 202 W. Main St., Frankfort, Kentucky  40602.  Our telephone number is (502) 227-1668.

Additional information about us can be found in our Annual Report on Form 10-K for the year ended December 31, 2011 and other documents we have filed with the SEC that are incorporated herein by reference.  See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Securities Being Offered

On January 9, 2009, pursuant to the Treasury’s Troubled Asset Relief Program Capital Purchase Program, we sold to the Treasury 30,000 shares of our Series A Preferred Stock, liquidation preference amount $1,000 per share, for an aggregate purchase price of $30,000,000, and concurrently issued to the Treasury a ten-year Warrant to purchase up to 223,992 shares of our common stock at an exercise price of $20.09 per share.  The issuance of the Series A Preferred Stock and the Warrant were completed in a private placement to the Treasury exempt from the registration requirements of the Securities Act.  We were required under the terms of the related securities purchase agreement between us and the Treasury to register for resale the shares of the Series A Preferred Stock, the Warrant and the shares of our common stock underlying the Warrant.  The terms of the Series A Preferred Stock, the Warrant and our common stock are described under “Description of Series A Preferred Stock,” “Description of Warrant to Purchase Common Stock,” and “Description of Common Stock.”

Summary Consolidated Financial Data

The following table presents our selected consolidated financial data as of or for each of the five years ended December 31, 2011 and the three months ended March 31, 2012 and 2011. The selected results of operations data for the years ended December 31, 2011, 2010 and 2009, and the selected balance sheet data as of December 31, 2011 and 2010, have been derived from our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus. The selected results of operations data for the three months ended March 31, 2012 and 2011, and the selected balance sheet data as of March 31, 2012 and 2011, have been derived from our unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which is incorporated by reference in this prospectus. The selected results of operations data for the years ended December 31, 2008 and 2007 and the summary balance sheet data dated as of December 31, 2009, 2008 and 2007 have been derived from our audited financial statements that are not included in this prospectus. You should read this table together with the historical consolidated financial information contained in our consolidated financial statements and related notes and “Management's Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, which have been filed with the SEC and are incorporated by reference in this prospectus.

	At and for Three Months Ended March 31,		At and for Year Ended December 31,
(In thousands, except per share data)	2012	2011	2011	2010	2009	2008	2007
Results of Operations
Interest income	$18,410	$20,168	$78,349	$89,751	$100,910	$113,920	$114,257
Interest expense	5,203	6,512	24,670	34,948	47,065	55,130	56,039
Net interest income	13,207	13,656	53,679	54,803	53,845	58,790	58,218
Provision for loan losses	977	2,441	13,487	17,233	20,768	5,321	3,638
Noninterest income	6,028	5,893	24,391	34,110	28,169	9,810	24,157
Noninterest expense	14,593	15,282	62,492	62,711	115,141	60,098	58,823
Net income (loss)	3,309	1,045	2,738	6,932	(44,742)	4,395	15,627
Dividends and accretion on preferred shares	478	472	1,896	1,871	1,802
Net income (loss) available to common shareholders	2,831	573	842	5,061	(46,544)	4,395	15,627
Per Common Share Data
Basic and diluted net income (loss)	$.38	$.08	$.11	$.68	$(6.32)	$.60	$2.03
Cash dividends declared	N/A	N/A	N/A	N/A	.85	1.32	1.32
Book value	17.58	16.34	17.18	16.35	16.11	22.87	22.82
Tangible book value1	17.22	15.90	16.86	15.87	15.44	14.81	14.43
Selected Ratios
Percentage of net income (loss) to:
Average shareholders’ equity (ROE)	8.35%	2.80%	1.77%	4.55%	(22.68)%	2.62%	8.88%
Average total assets (ROA)	.70	.22	.14	.33	(1.98)	.21	.83
Percentage of common dividends declared to net income	N/A	N/A	N/A	N/A	N/M	220.96	64.52
Percentage of average shareholders’ equity to average total assets	8.36	7.73	7.95	7.24	8.72	7.86	9.33
Total shareholders’ equity	$159,735	$150,074	$157,057	$149,896	$147,227	$168,296	$168,491
Total assets	1,890,827	1,967,688	1,883,590	1,935,693	2,171,562	2,202,167	2,068,247
Long term borrowings2	229,552	250,038	239,664	252,209	316,932	335,661	316,309
Senior perpetual preferred stock	29,218	28,816	29,115	28,719	28,348
Weighted average common shares outstanding - basic and diluted	7,447	7,412	7,424	7,390	7,365	7,357	7,706

1 Represents total common equity less intangible assets divided by the number of common shares outstanding at the end of the period.
2  Includes subordinated notes payable, securities sold under repurchase agreements and other long term borrowings.
N/A – Not applicable
N/M – Not meaningful

Risk Factors

Investing in our securities involves risk.  Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K which is incorporated by reference into this prospectus, along with any risk factor disclosure contained in any accompany prospectus supplement.  Before you invest in our securities, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus.  Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.  Additionally, risks that we currently deem immaterial or that are presently unknown to us may also impair our business, financial condition, results of operations and the value of our securities.

Use of Proceeds

We will not receive any proceeds from any sale of the securities by the selling securityholders.

Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	Three Months Ended March 31,	Year Ended December 31,
	2012	2011	2010	2009	2008	2007
	(unaudited)	(unaudited)
Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends(1)(2)
Excluding Interest on Deposits	2.1x	1.1x	1.4x	(2.5)x(3)	1.2x	2.8x
Including Interest on Deposits	1.5x	1.0x	1.2x	(0.1)x(3)	1.1x	1.4x

(1)
Earnings have been calculated by adding combined fixed charges to consolidated income from continuing operations.  Combined fixed charges consist of interest expense, estimated interest on rental expense and preferred stock dividends.  For all periods, we computed the ratios of earnings to combined fixed charges and preferred stock dividends by dividing earnings by combined fixed charges and preferred stock dividends.  If we do not redeem the Preferred Shares prior to February 15, 2014, the cost of this capital to us will increase substantially on and after that date, with the dividend rate increasing from 5.0% to 9.0% per annum, which would adversely affect our ratio of earnings to combined fixed charges and preferred stock dividends.

(2)	We issued 30,000 shares of preferred stock on January 9, 2009 that are currently outstanding. We were not required to pay any dividends on the preferred stock for 2007 or 2008.
(3)	The dollar amount of the deficiency was $55.4 million.

Description of Series A Preferred Stock

The following is a summary description of the terms of our Series A Preferred Stock.

General

The Series A Preferred Stock constitutes a series of our perpetual, cumulative, preferred stock, consisting of 30,000 shares, no par value, having a liquidation preference amount of $1,000 per share. The Series A Preferred Stock has no maturity date. We issued 30,000 shares of the Series A Preferred Stock to Treasury on January 9, 2009 in connection with the Treasury’s Capital Purchase Program for an aggregate purchase price of $30,000,000 in a private placement exempt from the registration requirements of the Securities Act.  The Series A Preferred Stock qualifies as Tier 1 capital for regulatory purposes.

Dividends

Rate. Dividends on the Series A Preferred Stock are payable quarterly in arrears, when, as and if authorized and declared by our board of directors out of legally available funds, on a cumulative basis on the $1,000 per share liquidation preference amount plus the amount of accrued and unpaid dividends for any prior dividend periods, at a rate of (i) 5% per annum, from the original issuance date to but excluding the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 5% per annum from January 9, 2009 to but excluding February 15, 2014), and (ii) 9% per annum, from and after the first day of the first dividend period commencing on or after the fifth anniversary of the original issuance date (i.e., 9% per annum on and after February 15, 2014). Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Each dividend will be payable to holders of record as they appear on our stock register on the applicable record date, which will be the 15th calendar day immediately preceding the related dividend payment date (whether or not a business day), or such other record date determined by our board of directors that is not more than 60 nor less than ten days prior to the related dividend payment date. Each period from and including a dividend payment date (or the date of the issuance of the Series A Preferred Stock) to but excluding the following dividend payment date is referred to as a “dividend period.” Dividends payable for each dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. If a scheduled dividend payment date falls on a day that is not a business day, the dividend will be paid on the next business day as if it were paid on the scheduled dividend payment date, and no interest or other additional amount will accrue on the dividend. The term “business day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.

Dividends on the Series A Preferred Stock are cumulative. If for any reason our board of directors does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if the board of directors declares less than a full dividend, we will remain obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods).

We are not obligated to pay holders of the Series A Preferred Stock any dividend in excess of the dividends on the Series A Preferred Stock that are payable as described above. There is no sinking fund with respect to dividends on the Series A Preferred Stock.

Regulatory. We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment of that dividend.

Under a Memorandum of Understanding entered in the fourth quarter of 2009, we have agreed with the Federal Reserve Bank of St. Louis that we will not pay interest payments on our trust preferred securities or dividends on our common or preferred stock without prior approval from the Federal Reserve Bank of St. Louis and the Kentucky Department of Financial Institutions.  Representatives of these regulatory agencies have indicated that any such approval for the payment of dividends will be predicated on a demonstration of adequate, normalized earnings on the part of our subsidiaries sufficient to support quarterly payments on our trust preferred securities and quarterly dividends on our common and preferred stock.  As of the date of this prospectus, both regulatory agencies have granted approval of all our requests to make interest payments on our trust preferred securities and dividends on our Series A Preferred Stock.  As of the date of this prospectus, we have not sought regulatory approval for the payment of common stock dividends since the fourth quarter of 2009.

Priority of Dividends. So long as shares of the Series A Preferred Stock remain outstanding, we may not declare or pay a dividend or other distribution on our common stock or any other shares of Junior Stock (other than dividends payable solely in common stock) or Parity Stock (other than dividends paid on a pro rata basis with the Series A Preferred Stock), and we generally may not directly or indirectly purchase, redeem or otherwise acquire any shares of common stock, Junior Stock or Parity Stock, unless all accrued and unpaid dividends on the Series A Preferred Stock for all past dividend periods are paid in full.

“Junior Stock” means our common stock and any other class or series of our stock the terms of which expressly provide that it ranks junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company. We currently have no outstanding class or series of stock constituting Junior Stock other than our common stock.

“Parity Stock” means any class or series of our stock, other than the Series A Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Series A Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company, in each case without regard to whether dividends accrue cumulatively or non-cumulatively. We currently have no outstanding class or series of stock constituting Parity Stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of the Series A Preferred Stock will be entitled to receive for each share of the Series A Preferred Stock, out of the assets of the Company or proceeds available for distribution to our stockholders, subject to any rights of our creditors, before any distribution of assets or proceeds is made to or set aside for the holders of our common stock and any other class or series of our stock ranking junior to the Series A Preferred Stock, payment of an amount equal to the sum of (i) the $1,000 liquidation preference amount per share and (ii) the amount of any accrued and unpaid dividends on the Series A Preferred Stock (including dividends accrued on any unpaid dividends). To the extent the assets or proceeds available for distribution to stockholders are not sufficient to fully pay the liquidation payments owing to the holders of the Series A Preferred Stock and the holders of any other class or series of our stock ranking equally with the Series A Preferred Stock, the holders of the Series A Preferred Stock and such other stock will share ratably in the distribution.

For purposes of the liquidation rights of the Series A Preferred Stock, neither a merger or consolidation of the Company with another entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, nor a sale, lease or exchange of all or substantially all of the Company’s assets, will constitute a liquidation, dissolution or winding up of the affairs of the Company.

Redemptions and Repurchases

We may redeem the Series A Preferred Stock, at any time, in whole or in part, at our option, subject to prior approval by the appropriate federal banking agency, for a redemption price equal to 100% of the liquidation preference amount per share of Series A Preferred Stock plus any accrued and unpaid dividends to but excluding the date of redemption (including dividends accrued on any unpaid dividends), provided that any declared but unpaid dividend payable on a redemption date that occurs subsequent to the record date for the dividend will be payable to the holder of record of the redeemed shares on the dividend record date.

To exercise the redemption right described above, we must give notice of the redemption to the holders of record of the Series A Preferred Stock by first class mail, not less than 30 days and not more than 60 days before the date of redemption. Each notice of redemption given to a holder of Series A Preferred Stock must state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price. In the case of a partial redemption of the Series A Preferred Stock, the shares to be redeemed will be selected either pro rata or in such other manner as our board of directors determines to be fair and equitable.

The Securities Purchase Agreement between us and Treasury provides that so long as Treasury continues to own any Series A Preferred Stock, we may not repurchase any Series A Preferred Stock from any other holder of such shares unless we offer to repurchase a ratable portion of the Series A Preferred Stock then held by Treasury on the same terms and conditions.

Series A Preferred Stock that we redeem, repurchase or otherwise acquire will revert to authorized but unissued shares of preferred stock, which may then be reissued by us as any series of preferred stock other than the Series A Preferred Stock.

No Conversion Rights

Holders of the Series A Preferred Stock have no right to exchange or convert their shares into common stock or any other securities.

Voting Rights

The holders of the Series A Preferred Stock do not have voting rights other than those described below, except to the extent specifically required by Kentucky law.

Whenever dividends have not been paid on the Series A Preferred Stock for six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors of the Company will automatically increase by two and the holders of the Series A Preferred Stock will have the right, with the holders of shares of any other classes or series of Voting Parity Stock outstanding at the time, voting together as a class, to elect two directors (the “Preferred Directors”) to fill such newly created directorships at our next annual meeting of stockholders (or at a special meeting called for that purpose prior to the next annual meeting) and at each subsequent annual meeting of stockholders until all accrued and unpaid dividends (including dividends accrued on any unpaid dividends) for all past dividend periods on all outstanding shares of Series A Preferred Stock have been paid in full at which time this right will terminate with respect to the Series A Preferred Stock, subject to revesting in the event of each and every subsequent default by us in the payment of dividends on the Series A Preferred Stock. There is no limit on the number of nominations and a plurality of eligible votes would determine the election of the Preferred Directors.

No person may be elected as a Preferred Director who would cause us to violate any corporate governance requirements of any securities exchange or other trading facility on which our securities may then be listed or traded that listed or traded companies must have a majority of independent directors. Upon any termination of the right of the holders of the Series A Preferred Stock and Voting Parity Stock as a class to vote for directors as described above, the Preferred Directors will cease to be qualified as directors, the terms of office of all Preferred Directors then in office will terminate immediately and the authorized number of directors will be reduced by the number of Preferred Directors which had been elected by the holders of the Series A Preferred Stock and the Voting Parity Stock. Any Preferred Director may be removed at any time, with or without cause, and any vacancy created by such a removal may be filled, only by the affirmative vote of the holders a majority of the outstanding shares of Series A Preferred Stock voting separately as a class together with the holders of shares of Voting Parity Stock, to the extent the voting rights of such holders described above are then exercisable. If the office of any Preferred Director becomes vacant for any reason other than removal from office, the remaining Preferred Director may choose a successor who will hold office for the unexpired term of the office in which the vacancy occurred.

The term “Voting Parity Stock” means with regard to any matter as to which the holders of the Series A Preferred Stock are entitled to vote, any series of Parity Stock (as defined under “—Dividends-Priority of Dividends” above) upon which voting rights similar to those of the Series A Preferred Stock have been conferred and are exercisable with respect to such matter. We currently have no outstanding shares of Voting Parity Stock.

Although the Company does not believe the shares of Series A Preferred Stock are considered “voting securities” currently, if they were to become “voting securities” for the purposes of the Bank Holding Company Act of 1956, as amended (“BHCA”), whether because the Company has missed six dividend payments and holders of the Series A Preferred Stock have the right to elect directors as a result, or for other reasons, a holder of 25% of more of the shares of Series A Preferred Stock, or a holder of a lesser percentage of shares of our Series A Preferred Stock that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHCA. In addition, if the Series A Preferred Stock becomes “voting securities”, then (a) any bank holding company or foreign bank that  is subject to the BHCA may need approval  to acquire or retain more than 5% of the then outstanding shares of Series A Preferred Stock, and (b) any holder (or group of holders acting in concert) may need  regulatory approval  to acquire or retain 10% or more of the shares of Series A Preferred Stock.  A holder or group of holders may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the investor across all classes of stock.  Holders of the Series A Preferred Stock should consult their own counsel with regard to regulatory implications.

In addition to any other vote or consent required by Kentucky law or by our Second Amended and Restated Articles of Incorporation, the vote or consent of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required in order to do the following:

•
amend or alter our Second Amended and Restated Articles of Incorporation or the Articles of Amendment for the Series A Preferred Stock to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of our capital stock ranking senior to the Series A Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

•
amend, alter or repeal any provision of our Second Amended and Restated Articles of Incorporation or the Articles of Amendment for the Series A Preferred Stock in a manner that adversely affects the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

•
consummate a binding share exchange or reclassification involving the Series A Preferred Stock or a merger or consolidation of the Company with another entity, unless (i) the Series A Preferred Stock remains outstanding or, in the case of a merger or consolidation in which the Company is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (ii) the Series A Preferred Stock remaining outstanding or such preference securities have such rights, preferences, privileges, voting powers, limitations and restrictions, taken as a whole, as are not materially less favorable than the rights, preferences, privileges, voting powers, limitations and restrictions of the Series A Preferred Stock immediately prior to consummation of the transaction, taken as a whole;

provided, however, that (1) any increase in the amount of our authorized shares of preferred stock, including authorized shares of Series A Preferred Stock necessary to satisfy preemptive or similar rights granted by us to other persons prior to January 9, 2009,  and (2) the creation and issuance, or an increase in the authorized or issued amount, of any other series of preferred stock, or any securities convertible into or exchangeable or exercisable for any other series of preferred stock, ranking equally with and/or junior to the Series A Preferred Stock with respect to the payment of dividends, whether such dividends are cumulative or non-cumulative and the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock and will not require the vote or consent of the holders of the Series A Preferred Stock.

To the extent holders of the Series A Preferred Stock are entitled to vote, holders of Series A Preferred Stock will be entitled to one vote for each share then held.

The voting provisions described above will not apply if, at or prior to the time when the vote or consent of the holders of the Series A Preferred Stock would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed by us or called for redemption upon proper notice and sufficient funds have been set aside by us for the benefit of the holders of Series A Preferred Stock to effect the redemption.

Description of Warrant to Purchase Common Stock

The following is a summary description of the terms of the Warrant we issued to the Treasury on January 9, 2009, concurrent with our sale to the Treasury of 30,000 shares of Series A Preferred Stock pursuant to the Treasury’s Capital Purchase Program.

Shares of Common Stock Subject to the Warrant

The Warrant is exercisable for 223,992 shares of our common stock.  We did not complete any qualified equity offerings on or prior to December 31, 2009 that would have reduced the number of shares of common stock for which the Warrant was exercisable.  The number of shares subject to the Warrant are subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

Exercise of the Warrant

The initial exercise price applicable to the Warrant is $20.09 per share of common stock for which the Warrant may be exercised. The Warrant may be exercised at any time on or before January 9, 2019 by surrender of the Warrant and a completed notice of exercise attached as an annex to the Warrant and the payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by the withholding by the Company of such number of shares of common stock issuable upon exercise of the Warrant equal to the value of the aggregate exercise price of the Warrant determined by reference to the market price of our common stock on the trading day on which the Warrant is exercised or, if agreed to by us and the warrantholder, by the payment of cash equal to the aggregate exercise price. The exercise price applicable to the Warrant is subject to the further adjustments described below under the heading “—Adjustments to the Warrant.”

The Warrant may be partially exercised.  The holder of the Warrant is entitled to receive, within three business days of partial exercise, a new substantially identical Warrant for the unexercised shares.

Upon exercise of the Warrant, certificates for the shares of common stock issuable upon exercise will be issued to the warrantholder. We will not issue fractional shares upon any exercise of the Warrant. Instead, the warrantholder will be entitled to a cash payment equal to the market price of our common stock on the last day preceding the exercise of the Warrant (less the pro-rated exercise price of the Warrant) for any fractional shares that would have otherwise been issuable upon exercise of the Warrant. We will at all times reserve the aggregate number of shares of our common stock for which the Warrant may be exercised.

Rights as a Shareholder

The warrantholder shall have no rights or privileges that the holders of our common stock have, including any voting rights, until the Warrant has been exercised, and then only with respect to shares of common stock issued in connection with such exercise.

Transferability

The Warrant, and all rights under the Warrant, are transferable, in whole or part.

Voting of Warrant Shares

Treasury has agreed that it will not vote any of the shares of common stock that it acquires upon exercise of the Warrant.  This does not apply to any other person who acquires any portion of the Warrant, or the shares of common stock underlying the Warrant, from Treasury.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. The number of shares for which the Warrant may be exercised and the exercise price applicable to the Warrant will be proportionately adjusted in the event we pay stock dividends or make distributions of our common stock, subdivide, combine or reclassify outstanding shares of our common stock.

Other Distributions.  If we declare any dividends or distributions other than our historical, ordinary cash dividends, dividends paid in our common stock and other dividends or distributions in connection with stock splits, subdivisions, reclassifications and combinations covered in the preceding paragraph, the exercise price of the Warrant will be adjusted to reflect such distribution.

Certain Repurchases.  If we effect a pro rata repurchase of common stock both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations.  In the event of a merger, consolidation or similar transaction involving the Company and requiring shareholder approval, the warrantholder’s right to receive shares of our common stock upon exercise of the Warrant will be converted into the right to exercise the Warrant for the consideration that would have been payable to the warrantholder with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation or similar transaction.  For purposes of the provision described in the preceding sentence, if the holders of our common stock have the right to elect the amount or type of consideration to be received by them in the business combination, then the consideration that the warrantholder will be entitled to receive upon exercise will be the amount and type of consideration received by a majority of the holders of the common stock who affirmatively make an election.

Board Determination.  The exercise price of the warrant and the number of shares underlying the warrant would adjust upon a determination by our board of directors to make an adjustment to the anti-dilution provisions as are reasonably necessary, in the good faith opinion of the board, to protect the purchase rights of the warrantholders.

Description of Common Stock

The following is a summary description of our common stock that may be resold by the selling securityholders.

We have 14,608,000 shares of authorized common stock, $0.125 par value per share.  As of May 14, 2012, 7,453,883 shares of our common stock were issued and outstanding, plus an additional 350,454 shares of our common stock were reserved for issuance under existing stock options held by employees, our employee stock purchase plan and the Warrant we issued to the Treasury on January 9, 2009.

Voting Rights

Subject to the rights of any series of preferred stock outstanding or that we may issue, our common stock has the exclusive right to vote in the election of directors and on all other matters in which shareholders are generally entitled to vote. The common stock is entitled to one vote per share on matters that holders of our common stock are entitled to vote.

Except with respect to certain special matters that are required by statute to be submitted to shareholders for a greater number of affirmative votes as identified below, any act of our shareholders requires that more votes be cast for than against the matter at a meeting at which a quorum is present.  Subject to special votes required below in specific instances, the affirmative vote of a majority of all the outstanding shares entitled to vote is required to approve actions specified by statute such as mergers, share exchanges and certain sales of assets, among other things.

Our directors are elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Holders of our voting common stock are entitled to cast, in person or by proxy, one vote per share for each director to be elected and for other matters submitted to the shareholders for a vote.

Dividend Rights

Generally.  Holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends.  The Kentucky Business Corporation Act prohibits the board of directors from declaring a dividend if as a result of such dividend:

•	we would not be able to pay our debts as they become due in the usual course of business, or
•
our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Regulatory.  We are subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as us, that the payment of dividends would be an unsafe or unsound practice and to prohibit payment of that dividend.

Under a Memorandum of Understanding entered in the fourth quarter of 2009, we agreed with the Federal Reserve Bank of St. Louis that we will not pay interest payments on our trust preferred securities or dividends on our common or preferred stock without prior approval from the Federal Reserve Bank of St. Louis and the Kentucky Department of Financial Institutions.  Representatives of these regulatory agencies have indicated that any such approval for the payment of dividends will be predicated on a demonstration of adequate, normalized earnings on the part of our subsidiaries sufficient to support quarterly payments on our trust preferred securities and quarterly dividends on our common and preferred stock.  As of the date of this prospectus, both regulatory agencies have granted approval of all our requests to make interest payments on our trust preferred securities and dividends on our Series A Preferred Stock.  As of the date of this prospectus, we have not sought regulatory approval for the payment of common stock dividends since the fourth quarter of 2009.

Liquidation and Dissolution

In the event of the liquidation, dissolution and winding up of the Company, the holders of our common stock are entitled to receive ratably all of the assets of the Company available for distribution after satisfaction of all liabilities of the Company, subject to the rights of the holders of any shares of the Company’s preferred stock that may be issued and outstanding from time to time.

Other Rights

Holders of our common stock have no preemptive rights.  There are no conversion rights or redemption or sinking fund provisions applicable to shares of our common stock.

No Shareholder Liability

No holder of our common stock will be personally liable for our debts.

Transfer Agent

American Stock Transfer & Trust Company is the registrar and transfer agent for our common stock.

Material Provisions of Our Articles of Incorporation,
Bylaws and Kentucky Law

Anti-takeover Provisions

Our articles of incorporation and bylaws contain provisions designed to assure continuity of management and to discourage sudden changes in control of our board of directors by a party seeking control of the Company.

Omission of Cumulative Voting.  The omission of cumulative voting from our articles of incorporation may be considered anti-takeover in nature.  Cumulative voting entitles each shareholder to as many votes as equal the number of shares owned by him or her multiplied by the number of directors to be elected.  A shareholder may cast all these votes for one candidate or distribute them among any two or more candidates.  Cumulative voting is optional under the Kentucky Business Corporation Act and, by their omission from our articles of incorporation, we have not elected to permit cumulative voting.

Classification of Board of Directors.  Our articles of incorporation provide for the division of our board of directors into three classes, as nearly equal as possible.  Each class of directors is elected for a term of three years.  As a result, only one class of directors is elected at each annual meeting of the shareholders.  Any vacancy on the board may be filled by a majority vote of the remaining directors.  Directors elected in this manner to fill a vacancy will serve the unexpired portion of the vacated term.

This classification provision extends the time required to change control of the board and tends to discourage any unauthorized takeover bids for the Company.  Under this classification provision, it may require at least two annual meetings for even a majority of the shareholders to make a change in control of our board.

Special Approval Requirements for Certain Business Combinations. Our articles of incorporation require a vote of eighty percent (80%) or more of the outstanding shares of our common stock to change the number of directors, approve a business combination, or remove a director without cause.  A “business combination” includes the occurrence of, or creation of any agreement, contract or arrangement for, any of the following involving us or any of our subsidiaries:

•	a merger or consolidation with a related person,
•	the sale, lease, exchange, transfer or other disposition of all or a substantial part of our or a subsidiary’s assets to a related person,
•	the sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of a related person to us or any subsidiary,
•	the issuance of securities to a related person,
•	a recapitalization that would increase the voting power of a related person, or
•	our dissolution or liquidation when we have a related person.

A “related person” is one who either owns, directly or indirectly, ten percent (10%) or more of our capital stock or controls, is controlled by, or is under common control of a person who controls, directly or indirectly, ten percent (10%) or more of our capital stock.  A “substantial part” of our or a subsidiary’s assets means more than thirty percent (30%) of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

However, a vote of eighty percent (80%) is not required for the approval of a change in the number of directors or a business combination if such transaction is approved by a majority of “continuing directors”.  “Continuing directors” means each Farmers Capital director that:

•	is a director at the time the board votes with respect to the change in number or directors or business combination, and
•	meets one of the following criteria:
	-	was a director on March 1, 1986,
	-	was a director immediately before any 10% or greater shareholder involved in the business combination became a 10% shareholder, or
	-	is designated a continuing director by a majority of the then continuing directors within 90 days after he or she is first elected to the board.

As a Kentucky corporation, we are or could be subject to certain restrictions on business combinations under Kentucky law, including, but not limited to, combinations with interested shareholders.

The requirement of a supermajority vote of shareholders to approve certain business transactions may discourage a change in control of Farmers Capital by allowing a minority of our shareholders to prevent a transaction favored by the majority of our shareholders.  The primary purpose of the supermajority vote requirement is to encourage negotiations with our existing management by groups or corporations interested in acquiring control of Farmers Capital and to reduce the danger of a forced merger or sale of assets.

Vote Required to Amend Certain Provisions.  The Kentucky Business Corporation Act provides that a corporation’s charter may be amended by the directors in certain limited circumstances or by the shareholders by a majority of votes entitled to be cast on an amendment, subject to any condition the board of directors may place on its submission of the amendment to the shareholders.  In addition, if we have a related person at the time of an amendment and our continuing directors do not approve the amendment, our articles of incorporation require a vote of eighty percent (80%) or more of the shares of common stock to amend, alter or repeal the provisions of the articles of incorporation governing our authorized shares of common stock, number of directors, certain business combinations (i.e., a merger or consolidation, a sale or lease of all or a substantial part of our assets, or a dissolution or liquidation), or the removal of directors.  Additionally, amendments to the provisions of our articles of incorporation limiting director liability require approval of eighty percent (80%) or more of the shares of our common stock.

Our board of directors may adopt, amend or repeal our bylaws by a majority vote of the entire board of directors.  The bylaws may also be amended or repealed by our shareholders.

In addition, our articles of incorporation authorize the issuance of up to 1,000,000 shares of preferred stock.  The rights and preferences for any series of preferred stock may be set by our board of directors, in its sole discretion and without shareholder approval, and the rights and preferences of any such preferred stock may be superior to those of the common stock and thus may adversely affect the rights of holders of the common stock.

The overall effect of the articles of incorporation and bylaw provisions described above may be to deter a future tender offer or other takeover attempt that some shareholders might view to be in their best interests as the offer might include a premium over the market price of our capital stock at that time.  In addition, these provisions may have the effect of assisting our current management in retaining its position and place it in a better position to resist changes which some shareholders may want to make if dissatisfied with the conduct of our business.

Removal of Directors

Under our articles of incorporation, a director may be removed without cause, but only on the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares of common stock then entitled to vote on the election of directors.

Director Liability and Limitations on Director Liability

Under our articles of incorporation, a director’s liability to us or our shareholders is limited to the greatest extent permitted by law.  No director is personally liable to us or our shareholders for monetary damages for a breach of his or her duties as a director except for liability for:

•	any transaction in which the director’s personal financial interest is in conflict with the financial interest of the Company or its shareholders,

•	acts or omissions not taken in good faith or which involve intentional misconduct or a knowing violation of the law,

•	actions creating personal liability for unlawful distributions as set forth in Section 271B.8-330 of the Kentucky Business Corporation Act, or

•	transactions from which the director derived an improper personal benefit.

Shareholders may still seek equitable relief, such as injunction, against an action of a director that is inappropriate.

Section 271B.8-300 of the Kentucky Business Corporation Act provides that a director of a Kentucky corporation must discharge his duties as a director in good faith, on an informed basis, and in a manner he honestly believes to be in the best interests of the corporation. To discharge his duties on an informed basis, a director must make inquiry into the business and affairs of the corporation, or into a particular action to be taken or decision to be made, with the care an ordinary prudent person in a like position would exercise under similar circumstances.  In addition to the limitations on director liability for monetary damages explained above, any action taken as a director, or any failure to take any action as a director, will not be the basis for monetary damages or injunctive relief unless:

•	the director has breached or failed to perform his duties as a director in good faith, on an informed basis and in a manner he honestly believes to be in the best interests of the corporation, and

•
in the case of an action for monetary damages, the breach or failure to perform constitutes willful misconduct or wanton or reckless disregard for the best interests of the corporation and its shareholders.

A person bringing an action for monetary damages for breach of duty has the burden of proving by clear and convincing evidence the above provisions, and the burden of proving that the breach or failure to perform was the legal cause of the damages suffered by the corporation.

Indemnification

Indemnification of corporate directors and officers is governed by Sections 271B.8-500 through 271B.8-580 of the Kentucky Business Corporation Act.  Under these Sections of the Act, we may indemnify a person against judgments, penalties, fines, amounts paid in settlement and reasonable expenses (included attorneys’ fees) actually and necessarily incurred by him or her in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by us or in our right), if:

•	he or she is or was our director or officer or is or was serving at our request as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign,

•	if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interest of the corporation, and

•	in criminal actions or proceedings only, such director or officer had no reasonable cause to believe that his or her conduct was unlawful.

Generally, our bylaws require us to indemnify our directors and officers to the extent permitted by Kentucky law.

As permitted by Kentucky law, we maintain liability insurance on behalf of the directors and officers for claims asserted against them or incurred by them in their capacity or arising out of their status as director or officer.

Plan of Distribution

          The selling securityholders and their successors, including their transferees, may sell the securities directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers of the securities.  These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

          The securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions, by one or more of the following methods:

•
on any national securities exchange or quotation service on which the Series A Preferred Stock or the common stock may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of the common stock,

•	in the over-the-counter market,

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market, or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

          In addition, any securities that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

          In connection with the sale of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock issuable upon exercise of the Warrant in the course of hedging the positions they assume. The selling securityholders may also sell short the common stock issuable upon exercise of the Warrant and deliver common stock to close out short positions, or loan or pledge the Series A Preferred Stock or the common stock issuable upon exercise of the Warrant to broker-dealers that in turn may sell these securities.

          The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

          In effecting sales, broker-dealers or agents engaged by the selling securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling securityholders in amounts to be negotiated immediately prior to the sale.

          In offering the securities covered by this prospectus, the selling securityholders and any broker-dealers who execute sales for the selling securityholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the selling securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

          In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

          The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities pursuant to this prospectus and to the activities of the selling securityholders. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NASDAQ Global Select Market pursuant to Rule 153 under the Securities Act.

           At the time a particular offer of securities is made, a prospectus supplement, which has been or will be filed as an amendment to the registration statement, will set forth the number and type of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

          Neither the Series A Preferred Stock nor the Warrant is listed on an exchange. Unless requested by the Treasury, we do not intend to list the Series A Preferred Stock on any exchange. We do not intend to list the Warrant on any exchange. No assurance can be given as to the liquidity of the trading market, if any, for the Series A Preferred Stock.

          We have agreed to indemnify the selling securityholders under this prospectus against certain liabilities, including certain liabilities under the Securities Act. We have also agreed, among other things, to bear substantially all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities covered by this prospectus.

Selling Securityholders

           On January 9, 2009, we issued the securities covered by this prospectus to the United States Department of the Treasury, which is the selling securityholder under this prospectus, in a transaction exempt from the registration requirements of the Securities Act.  The Treasury, or its successors, including transferees, may from time to time offer and sell, pursuant to this prospectus and a supplement to this prospectus, which supplement has been or will be filed as an amendment to the registration statement, any or all of the securities they own. The securities to be offered under this prospectus for the account of the selling securityholders are:

•	30,000 shares of Series A Preferred Stock, representing beneficial ownership of 100% of the shares of Series A Preferred Stock outstanding on the date of this prospectus,

•	a Warrant to purchase 223,992 shares of our common stock, representing beneficial ownership of approximately 3.0% of our outstanding common stock as of May 14, 2012; and

•	223,992 shares of our common stock issuable upon exercise of the Warrant, which shares, if issued, would represent ownership of approximately 2.9% of our outstanding common stock as of May 14, 2012.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. To our knowledge, the Treasury has sole voting and investment power with respect to the securities.

We do not know when or in what amounts the selling securityholders may offer the securities for sale. The selling securityholders might not sell any or all of the securities offered by this prospectus. Because the selling securityholders may offer all or some of the securities pursuant to this offering, and because currently no sale of any of the securities is subject to any agreements, arrangements or understandings, we cannot estimate the number of the securities that will be held by the selling securityholders after completion of the offering.

Other than with respect to the acquisition and holding of the securities, the Treasury has not had a material relationship with us.

Information about the selling securityholders may change over time and changed information will be set forth in supplements to this prospectus if and when necessary.

Legal Matters

The validity of the Series A Preferred Stock, the Warrant and the common stock offered hereby will be passed upon for us by Stoll Keenon Ogden PLLC, Lexington, Kentucky.

Experts

Crowe Horwath LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement.  Our consolidated financial statements are incorporated by reference in reliance on Crowe Horwath LLP’s report, given on their authority as experts in accounting and auditing.

30,000 Shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Co-Managers

, 2012

PART II

Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The estimated fees and expenses (other than underwriting discounts and commissions) payable by us in connection with the offerings described in this registration statement are as follows:

SEC registration fee	$3,954
Printing costs	4,000
Legal fees and expenses	50,000
Accounting fees and expenses	65,000
Miscellaneous	2,046
Total	$125,000

Item 14. Indemnification of Directors and Officers.

Indemnification of corporate directors and officers is governed by Sections 271B.8-500 through 271B.8-580 of the Kentucky Business Corporation Act (the “Kentucky Act”). Under the Kentucky Act, a person may be indemnified by a corporation against judgments, penalties, fines, amounts paid in settlement and reasonable expenses (included attorneys’ fees) actually and necessarily incurred by him in connection with any threatened or pending suit or proceeding or any appeal thereof (other than an action by or in the right of the corporation), whether civil or criminal, by reason of the fact that he is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation of any type or kind, domestic or foreign, if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation and, in addition, in criminal actions or proceedings only, had no reasonable cause to believe that his conduct was unlawful.  A Kentucky corporation may indemnify a director or officer thereof in a suit by or in the right of the corporation against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred as a result of such suit if such director or officer acted in good faith for a purpose which he reasonably believed to be in the best interest of the corporation.  A Kentucky corporation may purchase and maintain liability insurance on behalf of the directors and officers for claims asserted against them or incurred by them in their capacity or arising out of their status as director or officer.

Generally, the registrant’s bylaws require the registrant indemnify its directors and officers to the extent permitted by Kentucky law.

Item 15.  Recent Sales of Unregistered Securities.

None.

Item 16. Exhibits.

Exhibit No.	Document	Filed with this Form S-1	Incorporated By Reference
			Form	File No.	Date Filed
1.1	Form of Underwriting Agreement	X
3.1	Second Amended and Restated Articles of Incorporation		10-Q	000-14412	8/08/2006
3.2	Articles of Amendment to Second Amended and Restated Articles of Incorporation, dated January 6, 2009		8-K	000-14412	1/13/2009
3.3	Articles of Amendment to Second Amended and Restated Articles of Incorporation, dated November 16, 2009		8-K	000-14412	11/17/2009
3.4	Amended and Restated Bylaws of the Registrant		10-Q	000-14412	11/06/2009
4.1
Junior Subordinated Indenture, dated as of July 21, 2005, between Farmers Capital Bank Corporation and Wilmington Trust Company, as Trustee, relating to unsecured junior subordinated deferrable interest notes that mature in 2035.
*
4.2
Amended and Restated Trust Agreement, dated as of July 21, 2005, among Farmers Capital Bank Corporation, as Depositor, Wilmington Trust Company, as Property and Delaware Trustee, the Administrative Trustees (as named therein), and the Holders (as defined therein).
*
4.3	Guarantee Agreement, dated as of July 21, 2005, between Farmers Capital Bank Corporation, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee.		*
4.4
Junior Subordinated Indenture, dated as of July 26, 2005, between Farmers Capital Bank Corporation and Wilmington Trust Company, as Trustee, relating to unsecured junior subordinated deferrable interest notes that mature in 2035.
*
4.5
Amended and Restated Trust Agreement, dated as of July 26, 2005, among Farmers Capital Bank Corporation, as Depositor, Wilmington Trust Company, as Property and Delaware Trustee, the Administrative Trustees (as named therein), and the Holders (as defined therein).
*
4.6	Guarantee Agreement, dated as of July 26, 2005, between Farmers Capital Bank Corporation, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee.		*
4.7	Indenture, dated as of August 14, 2007 between Farmers Capital Bank Corporation, as Issuer, and Wilmington Trust Company, as Trustee, relating to fixed/floating rate junior subordinated debt due 2037.		*
4.8
Amended and Restated Declaration of Trust, dated as of August 14, 2007, by Farmers Capital Bank Corporation, as Sponsor, Wilmington Trust Company, as Delaware and Institutional Trustee, the Administrative Trustees (as named therein), and the Holders (as defined therein).
*
4.9	Guarantee Agreement, dated as of August 14, 2007, between Farmers Capital Bank Corporation, as Guarantor, and Wilmington Trust Company, as Guarantee Trustee.		*

4.10	Form of Certificate for Fixed Rate Cumulative Perpetual Preferred Stock, Series A		8-K	000-14412	1/13/2009
4.11	Warrant for Purchase of Common Stock		8-K	000-14412	1/13/2009
4.12
Letter Agreement, dated January 9, 2009, between Farmers Capital Bank Corporation and the United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant, and Securities Purchase Agreement – Standard Terms attached thereto as Exhibit A
			8-K	000-14412	1/13/2009
5.1	Opinion of Stoll Keenon Ogden PLLC	**
10.1	Agreement and Plan of Merger, Dated July 1, 2005, as Amended, by and among Citizens Bancorp, Inc., Citizens Acquisition Subsidiary Corp, and Farmers Capital Bank Corporation		S-4	333-128383	9/16/2005
10.2	Amended and Restated Plan of Merger of Citizens National Bancshares, Inc. with and into FCBC Acquisition Subsidiary, LLC		424B3	333-135267	8/07/2006
10.3	Stock Purchase Agreement Dated June 1, 2006 by and among Farmers Capital Bank Corporation, Kentucky Banking Centers, Inc. and Citizens First Corporation.		10-Q	000-14412	11/07/2008
10.4	Employee Stock Purchase Plan		S-8	333-116801	06/24/2004
10.5	Nonqualified Stock Option Plan		S-8	333-63037	09/08/1998
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	X
16.1	Letter re Change in Certifying Accountant		8-K	000-14412	9/20/2011
21.1	Subsidiaries of the Registrant	X
23.1	Consent of Stoll Keenon Ogden PLLC (included with Exhibit 5.1)	**
23.2	Consent of Crowe Horwath LLP	X
24.1	Power of Attorney with respect to directors of the registrant	**

*	Exhibit not included pursuant to Item 601(b)(4)(iii) and (v) of Regulation S-K. The registrant agrees to provide a copy of such exhibit to the Securities and Exchange Commission upon request.
**	Previously filed.
X	Filed herewith.

Item 17. Undertakings.

(a)        The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however , that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S–1 (§239.11 of this chapter) or Form S–3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20–F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F–3 (§239.33 of this Chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F–3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)           The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Farmers Capital Bank Corporation has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frankfort, Commonwealth of Kentucky, on May 15, 2012.

             FARMERS CAPITAL BANK CORPORATION

             By:  /s/ Lloyd C. Hillard, Jr.
             Lloyd C. Hillard, Jr.
             President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Lloyd C. Hillard, Jr.	President, Chief Executive Officer	May 15, 2012
Lloyd C. Hillard, Jr.	and Director (principal executive officer of the Registrant)

/s/ C. Douglas Carpenter	Executive Vice President, Secretary	May 15, 2012
C. Douglas Carpenter	and Chief Financial Officer (principal financial and accounting officer)

*	Chairman of the Board and Director	May 15, 2012
Terry W. Bennet

*	Vice-Chairman of the Board and Director	May 15, 2012
J. Barry Banker

*	Director	May 15, 2012
Michael J. Crawford

*	Director	May 15, 2012
John R. Farris

*	Director	May 15, 2012
Dr. William C. Nash

*	Director	May 15, 2012
David R. O’Bryan

/s/ Fred N. Parker	Director	May 14, 2012
Fred N. Parker

/s/ David Young Plelps	Director	May 14, 2012
David Young Plelps

*	Director	May 15, 2012
Marvin E. Strong, Jr.

*	Director	May 15, 2012
Daniel M. Sullivan

/s/ Charles Frederick Sutterlin	Director	May 14, 2012
Charles Frederick Sutterlin

*	Director	May 15, 2012
Shelley S. Sweeney

*By: /s/ Lloyd C. Hillard, Jr.
Lloyd C. Hillard, Jr., as Attorney-in-Fact